EXHIBIT 99.2

Quarterly Supplemental Information
March 31, 2017

Corporate Headquarters	Institutional Analyst Contact	Investor Relations
11695 Johns Creek Parkway, Suite 350	Telephone: 770.418.8592	Telephone: 866.354.3485
Johns Creek, GA 30097	research.analysts@piedmontreit.com	investor.services@piedmontreit.com
Telephone: 770.418.8800		www.piedmontreit.com

Piedmont Office Realty Trust, Inc.
Quarterly Supplemental Information

Notice to Readers:
Please refer to page 48 for a discussion of important risks related to the business of Piedmont Office Realty Trust, Inc., as well as an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information. Considering these risks, uncertainties, assumptions, and limitations, the forward-looking statements about leasing, financial operations, leasing prospects, etc. contained in this quarterly supplemental information report might not occur.

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation. In addition, many of the schedules herein contain rounding to the nearest thousands or millions and, therefore, the schedules may not total due to this rounding convention. The Company has restated certain GAAP basis data included herein for prior periods to reflect an approximate amount of an accounting treatment change which allocates a portion of recorded goodwill to each asset disposition that occurred between December 1, 2010 and September 30, 2016 in accordance with Accounting Standard Codification 350 (ASC 350; relating to business combinations). During that particular period of time, building dispositions were considered dispositions of businesses according to ASC 350, and, therefore, a portion of the Company's total goodwill needed to be allocated to the sale of each business. This change has no impact on net income for the first quarter of 2017 nor the first quarter of 2016. Furthermore, these non-cash adjustments have not impacted current nor previously reported non-GAAP measures, including FFO, Core FFO, AFFO, and Same Store NOI, nor do they affect the Company's financial guidance for 2017.

To supplement the presentation of the Company’s financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), this report contains certain financial measures that are not prepared in accordance with GAAP, including FFO, Core FFO, AFFO, Same Store NOI, Property NOI and Core EBITDA. Definitions and reconciliations of these non-GAAP measures to their most comparable GAAP metrics are included beginning on page 39. Each of the non-GAAP measures included in this report has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the Company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this report may not be comparable to similarly titled measures disclosed by other companies, including other REITs. The Company may also change the calculation of any of the non-GAAP measures included in this report from time to time in light of its then existing operations to include other adjustments that may affect its operations.

Piedmont Office Realty Trust, Inc.
Corporate Data

Piedmont Office Realty Trust, Inc. (also referred to herein as "Piedmont" or the "Company") (NYSE: PDM) is an owner, manager, developer, and operator of high-quality, Class A office properties in select sub-markets located primarily within eight major U.S. office markets. Its geographically-diversified, over $5 billion portfolio is comprised of approximately 20 million square feet (as of the date of release of this report). The Company is a fully-integrated, self-managed real estate investment trust ("REIT") with local management offices in each of its major markets and is investment-grade rated by Standard & Poor’s and Moody’s. Piedmont is headquartered in Atlanta, GA.

This data supplements the information provided in our reports filed with the Securities and Exchange Commission and should be reviewed in conjunction with such filings.

	As of	As of
	March 31, 2017	December 31, 2016
Number of consolidated office properties (1)	68	65
Rentable square footage (in thousands) (1)	19,599	18,885
Percent leased (2)	91.5%	94.2%
Capitalization (in thousands):
Total debt - principal amount outstanding (excludes premiums, discounts, and deferred financing costs)	$2,074,359	$2,029,582
Equity market capitalization (3)	$3,106,938	$3,036,870
Total market capitalization (3)	$5,181,297	$5,066,452
Total debt / Total market capitalization (3)	40.0%	40.1%
Average net debt to Core EBITDA	6.1 x	6.4 x
Total debt / Total gross assets (4)	38.2%	37.4%
Common stock data:
High closing price during quarter	$23.05	$21.53
Low closing price during quarter	$20.61	$18.62
Closing price of common stock at period end	$21.38	$20.91
Weighted average fully diluted shares outstanding during quarter (in thousands)	145,833	145,764
Shares of common stock issued and outstanding at period end (in thousands)	145,320	145,235
Annual dividend per share (5)	$0.84	$0.84
Rating / Outlook
Standard & Poor's	BBB / Stable	BBB / Stable
Moody's	Baa2 / Stable	Baa2 / Stable
Employees	141	137

(1)
As of March 31, 2017, our consolidated office portfolio consisted of 68 properties, exclusive of our equity interest in one property owned through an unconsolidated joint venture. As of December 31, 2016, our consolidated office portfolio excluded two properties under development, and one property that was taken out of service for redevelopment on January 1, 2014, 3100 Clarendon Boulevard in Arlington, VA. Those properties were placed in service on January 1, 2017. There were no acquisitions or dispositions of office properties completed during the first quarter of 2017.

(2)
Calculated as square footage associated with commenced leases plus square footage associated with executed but uncommenced leases for vacant spaces, divided by total rentable square footage, all as of the relevant date, expressed as a percentage. This measure is presented for our consolidated office properties and excludes unconsolidated joint venture properties. As of December 31, 2016, this measure excluded two development properties and one out of service property, all of which were placed in service on January 1, 2017. Please refer to page 27 for additional analyses regarding Piedmont's leased percentage.

(3)	Reflects common stock closing price as of the end of the reporting period.
(4)
Ratio has been adjusted to reflect the cumulative effect of allocating a portion of the Company’s goodwill to the carrying value of real estate sold between December 1, 2010 and September 30, 2016, as required under Accounting Standard Codification 350. See item 4.02 in the Company’s 8-K, filed May 3, 2017.

(5)	Total of the per share dividends declared over the prior four quarters.

Piedmont Office Realty Trust, Inc.
Investor Information

Corporate
11695 Johns Creek Parkway, Suite 350
Johns Creek, Georgia 30097
770.418.8800
www.piedmontreit.com

Executive Management

Donald A. Miller, CFA	Robert E. Bowers	Laura P. Moon	Raymond L. Owens
Chief Executive Officer, President	Chief Financial Officer and Executive	Chief Accounting Officer and	Co-Chief Investment Officer and Executive
and Director	Vice President	Senior Vice President	Vice President

Joseph H. Pangburn	Thomas R. Prescott	Carroll A. Reddic, IV	C. Brent Smith
Executive Vice President,	Executive Vice President,	Executive Vice President,	Co-Chief Investment Officer and Executive
Southwest Region	Midwest Region	Real Estate Operations and Assistant	Vice President, Northeast Region
Secretary

George Wells	Robert K. Wiberg
Executive Vice President,	Executive Vice President,
Southeast Region	Mid-Atlantic Region and
Head of Development

Board of Directors

Michael R. Buchanan	Kelly H. Barrett	Wesley E. Cantrell	Barbara B. Lang
Director and Chairman of the	Director	Director and Chairman of	Director
Board of Directors		Governance Committee

Frank C. McDowell	Donald A. Miller, CFA	Raymond G. Milnes, Jr.	Jeffery L. Swope
Director, Vice Chairman of the	Chief Executive Officer, President	Director and Chairman of	Director and Chairman of
Board of Directors and Chairman	and Director	Audit Committee	Capital Committee
of Compensation Committee

Dale H. Taysom
Director

Transfer Agent	Corporate Counsel

Computershare	King & Spalding
P.O. Box 30170	1180 Peachtree Street, NE
College Station, TX 77842-3170	Atlanta, GA 30309
Phone: 866.354.3485	Phone: 404.572.4600

Piedmont Office Realty Trust, Inc.
Financial Highlights
As of March 31, 2017

Financial Results (1)

Net income attributable to Piedmont for the quarter ended March 31, 2017 was $15.1 million, or $0.10 per share (diluted), compared to $10.4 million, or $0.07 per share (diluted), for the same quarter in 2016. The increase in net income attributable to Piedmont during the first quarter of 2017 when compared to the same period in 2016 was principally attributable to higher occupancy in 2017, along with net income contributed from properties acquired since the beginning of 2016 in excess of that lost from dispositions during the same time period.

Funds from operations (FFO) for the quarter ended March 31, 2017 was $66.2 million, or $0.45 per share (diluted), compared to $59.9 million, or $0.41 per share (diluted), for the same quarter in 2016. The increase in FFO for the three months ended March 31, 2017 when compared to the same period in 2016 was primarily attributable to an increase in average occupancy of approximately 3% largely related to the 2.4 million square feet of leasing completed since the beginning of 2016, along with a larger amount of FFO contributed from properties acquired since the beginning of 2016 when compared to that given up from assets sold during the same time period and a modest $1.0 million lease restructuring fee. The increase in FFO was partially offset by a greater amount of interest expense principally attributable to the completion of the Company's development and re-development projects, allocated interest expense for which had been capitalized in 2016.

Core funds from operations (Core FFO) for the quarter ended March 31, 2017 was $66.2 million, or $0.45 per share (diluted), compared to $59.9 million, or $0.41 per share (diluted), for the same quarter in 2016. Core FFO is defined as FFO with incremental adjustments for certain non-recurring items such as net insurance recoveries or losses, acquisition-related expenses(2) and other significant non-recurring items. The increase in Core FFO for the three months ended March 31, 2017 as compared to the same period in 2016 was primarily attributable to the items described above for changes in FFO.

Adjusted funds from operations (AFFO) for the quarter ended March 31, 2017 was $54.1 million, compared to $43.6 million for the same quarter in 2016. The increase in AFFO for the three months ended March 31, 2017 as compared to the same period in 2016 was primarily due to the items described above for changes in FFO and Core FFO, in addition to a decrease in non-incremental capital expenditures and the deduction of a lesser amount of straight line rent adjustments in 2017 when compared to 2016.

The Company has restated certain GAAP basis data included herein for prior periods to reflect an approximate amount of an accounting treatment change which allocates a portion of recorded goodwill to each asset disposition that occurred between December 1, 2010 and September 30, 2016 in accordance with Accounting Standard Codification 350 (ASC 350; relating to business combinations). During that particular period of time, building dispositions were considered dispositions of businesses according to ASC 350, and, therefore, a portion of the Company's total goodwill needed to be allocated to the sale of each business. This change has no impact on net income for the first quarter of 2017 nor the first quarter of 2016. Furthermore, these non-cash adjustments have not impacted current nor previously reported non-GAAP measures, including FFO, Core FFO, AFFO, and Same Store NOI, nor do they affect the Company's financial guidance for 2017. The Company remains in compliance with its debt agreements and financial covenants.

Operations and Leasing

On January 1, 2017, Piedmont's two development properties and one re-development property were placed in service and are now included in the Company's operating portfolio for statistical reporting purposes. The development properties that were placed in service during the first quarter of 2017 are Enclave Place, a 300,900 square foot office property located in Houston, TX, and 500 TownPark, a 134,400 square foot office property located in Lake Mary, FL; the re-development property that was placed in service is 3100 Clarendon Boulevard, a 260,900 square foot office and retail property located in Arlington, VA.

On a square footage leased basis, our total in-service office portfolio was 91.5% leased as of March 31, 2017, as compared to 94.2% in the prior quarter and 91.7% a year earlier. The decrease in leased percentage is primarily a result of placing into service the Company's two development properties and one re-development property, all of which are in lease-up phase. On a same store basis, the office portfolio leased percentage increased to 94.1% as of March 31, 2017 from 92.3% a year earlier. Please refer to page 27 for additional leased percentage information.

(1)
FFO, Core FFO and AFFO are supplemental non-GAAP financial measures. See page 39 for definitions of these non-GAAP financial measures, and pages 15 and 41 for reconciliations of FFO, Core FFO and AFFO to Net Income.

(2)
Piedmont early adopted the revised FASB standard on the accounting treatment of Business Combinations, which results in certain real asset transactions falling outside the scope of the standard. The result is that, in many cases, acquisition costs will be capitalized, and, therefore, will not be included in net income. In such cases, there will be no add-back of acquisition expenses to Core FFO. This revised standard is applied to transactions occurring after October 1, 2016.

The weighted average remaining lease term of our portfolio was 6.8 years(1) as of March 31, 2017 as compared to 6.9 years at December 31, 2016.

During the three months ended March 31, 2017, the Company completed just under 400,000 square feet of total leasing. Of the total leasing activity during the quarter, we signed new tenant leases for 153,091 square feet and renewal leases for 240,575 square feet. The average committed tenant improvement cost per square foot per year of lease term for new tenant leases signed at our consolidated office properties during the three months ended March 31, 2017 was $4.43 and the same measure for renewal leases was $2.18, resulting in a weighted average of $3.40 for all leasing activity completed during the period (see page 33).

During the three months ended March 31, 2017, we executed six leases greater than 20,000 square feet with lengths of term of more than one year at our consolidated office properties. Information on those leases is set forth below.

Tenant	Property	Property Location	Square Feet Leased	Expiration Year	Lease Type
United States of America (Social Security Administration Commissioner)	One Independence Square	Washington, DC	52,720	2028	New
Symantec Corporation	80 Central Street	Boxborough, MA	42,413	2018	Renewal
Futurewei Technologies, Inc.	400 Bridgewater Crossing	Bridgewater, NJ	38,318	2024	Renewal
Ipswitch, Inc.	5 & 15 Wayside Drive	Burlington, MA	33,165	2025	New
Oracle America, Inc.	6031 Connection Drive	Irving, TX	27,880	2023	Renewal / Contraction
The Shopping Center Group, LLC	Galleria 300	Atlanta, GA	23,139	2027	Renewal

As of March 31, 2017, there were four tenants whose leases individually contributed greater than 1% in net Annualized Lease Revenue expiring during the eighteen month period following the end of the first quarter of 2017. Information regarding the leasing status of the spaces associated with these tenants' leases is presented below.

Tenant	Property	Property Location	Net Square Footage Expiring	Net Percentage of Current Quarter Annualized Lease Revenue Expiring (%)	Expiration	Current Leasing Status
Towers Watson	Arlington Gateway	Arlington, VA	123,286	1.0%	Q2 2017	The tenant will vacate upon lease expiration. The space is actively being marketed for lease.
National Park Service	1201 Eye Street	Washington, DC	117,813	1.2%	Q3 2017
Of the 174,274 square feet currently leased to the National Park Service, 56,461 square feet have been leased to the International Food Policy Research Institute under its 101,937 square foot lease executed in 2015, leaving 117,813 square feet to be leased. The remaining available space is actively being marketed for lease.

Gallagher	Two Pierce Place	Itasca, IL	286,892	1.5%	Q1 2018
Of the 306,890 square feet currently leased to Gallagher, approximately 20,000 square feet have been leased to CivilTech Engineering under its lease executed in 2016. The remaining available space is actively being marketed for lease.

Goldman Sachs	6011 & 6031 Connection Drive	Irving, TX	234,772	1.1%	Q1 2018	The tenant will vacate upon lease expiration. The space is actively being marketed for lease.

(1)
Remaining lease term (after taking into account leases for vacant spaces which had been executed but not commenced as of March 31, 2017) is weighted based on Annualized Lease Revenue, as defined on page 39.

Future Lease Commencements and Abatements

As of March 31, 2017, our overall leased percentage was 91.5% and our economic leased percentage was 84.1%. The difference between overall leased percentage and economic leased percentage is attributable to two factors:

1.
leases which have been contractually entered into for currently vacant spaces but have not yet commenced (amounting to 382,476 square feet of leases as of March 31, 2017, or 2.0% of the office portfolio); and

2.
leases which have commenced but the tenants have not commenced paying full rent due to rental abatements (amounting to 1,187,436 square feet of leases as of March 31, 2017, or a 5.4% impact to leased percentage on an economic basis).

The gap between reported leased percentage and economic leased percentage is anticipated to fluctuate over time as i) new leases are signed for vacant spaces and/or ii) abatements associated with existing or newly executed leases commence and expire (see page 8 for more detail on existing large leases with abatements). As presented on page 8, abatements related to large leases comprising nearly 320,000 square feet will cease to be in effect at the end of the second quarter of 2017.

Piedmont has leases with many large corporate office space users. The average size of lease in the Company's portfolio is approximately 23,000 square feet. Due to the large size and length of term of new leases, Piedmont typically signs leases many months in advance of their anticipated lease commencement dates. Presented below is a schedule (1) of uncommenced leases greater than 50,000 square feet and their anticipated commencement dates. Lease renewals are excluded from this schedule.

Tenant	Property	Property Location	Square Feet Leased	Space Status	Estimated Commencement Date	New / Expansion
Applied Predictive Technologies, Inc.	4250 North Fairfax Drive	Arlington, VA	87,786	Vacant	Q2 2017	New
International Food Policy Research Institute (2)	1201 Eye Street	Washington, DC	101,937	Partially Vacant (45,476 vacant)	Q2 2017 / Q2 2018	New
United States of America (Social Security Administration Commissioner)	One Independence Square	Washington, DC	52,720	Vacant	Q1 2018	New
salesforce.com (formerly Demandware, Inc.)	5 Wall Street	Burlington, MA	127,408	Not Vacant	Q4 2019 (75,495 SF) Q3 2021 (51,913 SF)	New
Children's Hospital Los Angeles	800 North Brand Boulevard	Glendale, CA	50,285	Not Vacant	Q2 2021	New

(1)
The schedule is not specifically intended to provide details about the current population of executed but not commenced leases; it does, however, provide details for all uncommenced leases that are greater than 50,000 square feet in size and not renewals, whether or not the spaces for which the leases were signed are vacant.

(2)
The lease will commence in phases. The first phase, consisting of the currently vacant space, will commence in the second quarter of 2017, while the second phase, consisting of the balance of the tenant's space, will commence in the second quarter of 2018.

Many recently negotiated leases provide for rental abatement concessions to tenants. Rental abatements typically occur at the beginning of a new lease's term. The Company's current cash net operating income and AFFO are being negatively impacted, therefore, by the large number of recently commenced new leases. Presented below is a schedule of leases with abatements of 50,000 square feet or greater that are either currently under abatement or will be so within the next twelve months.

Tenant	Property	Property Location	Square Feet	Remaining Abatement Schedule	Lease Expiration
United States of America (Corporation for National and Community Service)	One Independence Square	Washington, DC	85,183	December 2015 through May 2017 (84,606 square feet)	Q4 2030
Motorola Solutions, Inc.	500 West Monroe Street	Chicago, IL	204,053	July 2016 through June 2017 (150,345 square feet) (1)	Q2 2028
Amazon.com	4250 North Fairfax Drive	Arlington, VA	50,492	August 2016 through March 2017	Q1 2024
RaceTrac Petroleum, Inc.	Galleria 200	Atlanta, GA	133,707	October 2016 through June 2017 (114,850 square feet); July 2017 through May 2018 (133,707 square feet)	Q3 2032
Continental Casualty Company	500 TownPark	Lake Mary, FL	106,420	January through May 2017	Q4 2029
Akerman LLP	CNL Center II	Orlando, FL	55,212	January through June 2017	Q2 2027
Mitsubishi Hitachi Power Systems	400 TownPark	Lake Mary, FL	75,321	February and March 2017 and 2018	Q1 2026
Applied Predictive Technologies, Inc.	4250 North Fairfax Drive	Arlington, VA	87,786	June 2017 through May 2018	Q2 2028
Convergys Customer Management Group	5601 Hiatus Road	Tamarac, FL	50,000	June through August 2017	Q3 2024
SunTrust Bank	SunTrust Center	Orlando, FL	120,000	October through December 2017	Q3 2019
Norris, McLaughlin & Marcus	400 Bridgewater Crossing	Bridgewater, NJ	78,088	October through December 2017 (78,088 square feet); October through December 2018 (61,642 square feet); November and December 2019 (61,642 square feet)	Q4 2029
United States of America (Social Security Administration Commissioner)	One Independence Square	Washington, DC	52,720	March 2018 through February 2019	Q1 2028

(1)	The tenant will not receive a rental abatement on the expansion space, which comprises the remaining 53,708 square feet under the lease.

Financing and Capital Activity

Among Piedmont's stated objectives for 2017 is to be a net seller of assets by harvesting capital through the disposition of non-core assets and assets in which the Company believes values have been maximized, and to use the sale proceeds to:

•
invest in real estate assets with higher overall return prospects in selected markets in which we have, or plan to have, a significant operating presence and that otherwise meet our strategic criteria;

•	reduce leverage levels by repaying outstanding debt; and/or

•	repurchase Company stock when market conditions allow.
Information on the Company's recent accomplishments in furtherance of its strategic objectives is presented below.

Dispositions
On February 6, 2017, Piedmont entered into a binding contract with limited contingencies to sell Two Independence Square, a nine-story, 100% leased, 606,000 square foot office building located in Washington, DC. The sale price is $359.6 million, or approximately $593 per square foot. The sale is expected to close mid-year 2017.

There were no dispositions completed during the quarter ended March 31, 2017.

Acquisitions
There were no acquisitions completed during the quarter ended March 31, 2017.

For additional information on acquisitions and dispositions completed over the previous eighteen months, please refer to page 37.

Development
On January 1, 2017, the following development and re-development properties were placed in service and are in lease-up phase:

•
500 TownPark, a 134,400 square foot, four-story office building that is well located within a master planned, mixed-use development in Lake Mary, FL, and leased predominantly to Continental Casualty Company;

•
3100 Clarendon Boulevard, a 260,900 square foot office and retail property located in an amenity-rich area adjacent to the Clarendon Metrorail Station in Arlington, VA, which was upgraded to Class A after being occupied by a U.S. Government agency for over 15 years; and

•	Enclave Place, a 300,900 square foot office building located within a deed-restricted and architecturally-controlled office park in the Energy Corridor in Houston, TX.

The Company currently has no additional developments or re-developments underway. Additional detail on the Company's developable land parcels, all of which are adjacent to existing Piedmont properties, can be found on page 38.

Finance
As of March 31, 2017, our ratio of debt to total gross assets was 38.2%. This debt ratio is based on total principal amount outstanding for our various loans at March 31, 2017.
As of March 31, 2017, our average net debt to Core EBITDA ratio was 6.1 x, a decrease from 6.4 x at December 31, 2016.
Stock Repurchase Program
Since the stock repurchase program began in December 2011, Piedmont has repurchased a total of 28.3 million shares at an average price of $17.17 per share, or approximately $486.4 million in aggregate (before the consideration of transaction costs). No common stock repurchases were made during the first quarter of 2017. As of quarter end, Board-approved capacity remaining for additional repurchases totaled approximately $70.2 million under the stock repurchase plan. Repurchases of stock under the program will be made at the Company's discretion and will depend on market conditions, other investment opportunities and other factors that the Company deems relevant.

Dividend
On February 8, 2017, the Board of Directors of Piedmont declared a dividend for the first quarter of 2017 in the amount of $0.21 per common share outstanding to stockholders of record as of the close of business on February 24, 2017. The dividend was paid on March 17, 2017. The Company's dividend payout percentage (for dividends declared) for the three months ended March 31, 2017 was 46% of Core FFO and 56% of AFFO.

Subsequent Events

On May 2, 2017, the Board of Directors of Piedmont declared a dividend for the second quarter of 2017 in the amount of $0.21 per common share outstanding to stockholders of record as of the close of business on May 26, 2017. The dividend is expected to be paid on June 16, 2017.

On May 2, 2017, given that the program was nearing the end of its authorization period, the Board of Directors of Piedmont renewed the Company's share repurchase program by authorizing up to $250 million in share repurchases over the next two years. Repurchases of stock under the program will be made at the Company's discretion and will depend on market conditions, other investment opportunities and other factors that the Company deems relevant.

Guidance for 2017

The following financial guidance for calendar year 2017 remains unchanged and is based upon management's expectations at this time.

	Low		High

Net Income	$105 million	to	$213 million
Add:
Depreciation	127 million	to	134 million
Amortization	75 million	to	76 million
Less:
Gain on Sale of Real Estate Assets	(59) million	to	(161) million
NAREIT Funds from Operations applicable to Common Stock and Core Funds From Operations	$248 million	to	$262 million
NAREIT Funds from Operations and Core Funds from Operations per diluted share	$1.70	to	$1.80 **

** There are numerous variables that influence the Company's 2017 guidance range. Two such items that could significantly impact the range are the amount and timing of potential capital markets activities. As the year progresses and more definitive information is obtained on those and other factors, the guidance range will be adjusted and/or narrowed as appropriate. If the sale of Two Independence Square closes and the proceeds are used to pay down outstanding debt, future earnings are estimated to be impacted by approximately $0.01 per diluted share per quarter of Net Income and $0.02 per diluted share per quarter of NAREIT Funds from Operations and Core Funds from Operations. Additional disclosures and/or revisions will be made when warranted.

These estimates reflect management’s view of current market conditions and incorporate certain economic and operational assumptions and projections. Actual results could differ from these estimates. Note that individual quarters may fluctuate on both a cash basis and an accrual basis due to the timing of lease commencements and expirations, repairs and maintenance, capital expenditures, capital markets activities, seasonal general and administrative expenses, accrued potential performance-based compensation expenses, and one-time revenue or expense events. In addition, the Company’s guidance is based on information available to management as of the date of this supplemental report.

Piedmont Office Realty Trust, Inc.
Consolidated Balance Sheets
Unaudited (in thousands)

	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Assets:
Real estate, at cost:
Land assets	$617,138	$617,138	$610,987	$603,530	$623,380
Buildings and improvements	3,647,718	3,610,360	3,567,801	3,438,834	3,483,942
Buildings and improvements, accumulated depreciation	(881,861)	(856,254)	(845,590)	(835,964)	(837,315)
Intangible lease asset	205,061	208,847	194,493	167,702	176,436
Intangible lease asset, accumulated amortization	(113,129)	(109,152)	(102,137)	(95,908)	(98,314)
Construction in progress	19,165	34,814	35,075	25,172	25,889
Real estate assets held for sale, gross	314,258	314,258	314,258	417,357	423,257
Real estate assets held for sale, accumulated depreciation & amortization	(89,187)	(88,319)	(86,109)	(117,235)	(114,169)
Total real estate assets	3,719,163	3,731,692	3,688,778	3,603,488	3,683,106
Investments in and amounts due from unconsolidated joint ventures	7,654	7,360	7,351	7,413	7,483
Cash and cash equivalents	6,808	6,992	6,032	21,109	4,732
Tenant receivables, net of allowance for doubtful accounts	25,194	26,494	24,785	21,338	22,040
Straight line rent receivable	170,694	163,789	156,835	152,738	154,157
Escrow deposits and restricted cash	1,253	1,212	5,182	10,595	591
Prepaid expenses and other assets	21,576	23,655	28,744	29,731	24,657
Goodwill (1)	98,918	98,918	98,918	99,278	107,073
Deferred lease costs, less accumulated amortization	290,100	298,695	281,057	253,722	259,643
Other assets held for sale	9,380	9,361	9,436	20,555	20,798
Total assets	$4,350,740	$4,368,168	$4,307,118	$4,219,967	$4,284,280
Liabilities:
Unsecured debt, net of discount	$1,733,343	$1,687,731	$1,661,066	$1,508,449	$1,626,799
Secured debt	332,471	332,744	333,012	375,865	376,119
Accounts payable, accrued expenses, and accrued capital expenditures	116,077	165,410	133,112	122,387	103,894
Deferred income	30,683	28,406	29,006	24,036	28,143
Intangible lease liabilities, less accumulated amortization	45,594	48,005	45,283	38,970	40,926
Interest rate swaps	5,475	8,169	17,835	22,079	19,473
Notes payable and other liabilities held for sale	—	—	—	—	—
Total liabilities	$2,263,643	$2,270,465	$2,219,314	$2,091,786	$2,195,354
Stockholders' equity:
Common stock	1,453	1,452	1,452	1,452	1,451
Additional paid in capital	3,675,575	3,673,128	3,672,218	3,671,475	3,671,055
Cumulative distributions in excess of earnings (1)	(1,596,276)	(1,580,863)	(1,580,553)	(1,534,661)	(1,576,441)
Other comprehensive loss	4,466	2,104	(7,211)	(11,110)	(8,168)
Piedmont stockholders' equity	2,085,218	2,095,821	2,085,906	2,127,156	2,087,897
Non-controlling interest	1,879	1,882	1,898	1,025	1,029
Total stockholders' equity	2,087,097	2,097,703	2,087,804	2,128,181	2,088,926
Total liabilities, redeemable common stock and stockholders' equity	$4,350,740	$4,368,168	$4,307,118	$4,219,967	$4,284,280
Common stock outstanding at end of period	145,320	145,235	145,234	145,230	145,093

(1)
Amounts have been adjusted to reflect the cumulative effect of allocating a portion of the Company’s goodwill to the carrying value of real estate sold between December 1, 2010 and September 30, 2016, as required under Accounting Standard Codification 350. See item 4.02 in the Company’s 8-K, filed May 3, 2017.

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended
	3/31/2017	12/31/2016	9/30/2016		6/30/2016		3/31/2016
Revenues:
Rental income	$123,450	$119,564	$113,821		$111,767		$114,738
Tenant reimbursements	24,500	23,961	24,163		23,086		22,751
Property management fee revenue	513	386	501		454		523
	148,463	143,911	138,485		135,307		138,012
Expenses:
Property operating costs	55,384	57,496	54,867		52,292		54,279
Depreciation	30,768	32,785	31,610		31,556		31,782
Amortization	20,415	21,271	18,640		17,402		17,806
Impairment losses on real estate assets	—	—	22,951	(1)	10,950	(1)	—
General and administrative	8,596	5,726	7,429		8,316		7,773
	115,163	117,278	135,497		120,516		111,640
Real estate operating income	33,300	26,633	2,988		14,791		26,372
Other income / (expense):
Interest expense	(18,057)	(16,566)	(15,496)		(16,413)		(16,385)
Other income / (expense)	(42)	454	(720)		(41)		294
Net recoveries / (loss) from casualty events and litigation settlements	(58)	—	34		—		—
Equity in income / (loss) of unconsolidated joint ventures	11	8	128		111		115
	(18,146)	(16,104)	(16,054)		(16,343)		(15,976)
Income from continuing operations	15,154	10,529	(13,066)		(1,552)		10,396
Discontinued operations:
Operating income, excluding impairment loss	—	—	1		(1)		—
Gain / (loss) on sale of properties	—	—	—		—		—
Income / (loss) from discontinued operations	—	—	1		(1)		—
Gain on sale of real estate (2)	(53)	19,652	(57)		73,835	(1)	(20)
Net income	15,101	30,181	(13,122)		72,282		10,376
Less: Net income attributable to noncontrolling interest	3	8	15		(4)		(4)
Net income attributable to Piedmont	$15,104	$30,189	$(13,107)		$72,278		$10,372
Weighted average common shares outstanding - diluted	145,833	145,764	145,669		145,699		145,791
Net income per share available to common stockholders - diluted	$0.10	$0.21	$(0.09)		$0.50		$0.07
Common stock outstanding at end of period	145,320	145,235	145,234		145,230		145,093

(1)
Amount has been adjusted to reflect the cumulative effect of allocating a portion of the Company’s goodwill to the carrying value of real estate sold between December 1, 2010 and September 30, 2016, as required under Accounting Standard Codification 350. See item 4.02 in the Company’s 8-K, filed May 3, 2017.

(2)
The gain on sale of real estate reflected in the fourth quarter of 2016 was primarily related to the sale of Braker Pointe III in Austin, TX, on which we recorded an $18.6 million gain. The gain in the second quarter of 2016 was primarily related to the sales of 1055 East Colorado Boulevard in Pasadena, CA, on which we recorded a $29.5 million gain; Fairway Center II in Brea, CA, on which we recorded a $14.4 million gain; and 1901 Main Street in Irvine, CA, on which we recorded a $30.0 million gain.

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended
	3/31/2017	3/31/2016	Change ($)	Change (%)
Revenues:
Rental income	$123,450	$114,738	$8,712	7.6%
Tenant reimbursements	24,500	22,751	1,749	7.7%
Property management fee revenue	513	523	(10)	(1.9)%
	148,463	138,012	10,451	7.6%
Expenses:
Property operating costs	55,384	54,279	(1,105)	(2.0)%
Depreciation	30,768	31,782	1,014	3.2%
Amortization	20,415	17,806	(2,609)	(14.7)%
Impairment losses on real estate assets	—	—	—	—%
General and administrative	8,596	7,773	(823)	(10.6)%
	115,163	111,640	(3,523)	(3.2)%
Real estate operating income	33,300	26,372	6,928	26.3%
Other income / (expense):
Interest expense	(18,057)	(16,385)	(1,672)	(10.2)%
Other income / (expense)	(42)	294	(336)	(114.3)%
Net recoveries / (loss) from casualty events and litigation settlements	(58)	—	(58)	—%
Equity in income / (loss) of unconsolidated joint ventures	11	115	(104)	(90.4)%
	(18,146)	(15,976)	(2,170)	(13.6)%
Income from continuing operations	15,154	10,396	4,758	45.8%
Discontinued operations:
Operating income, excluding impairment loss	—	—	—	—%
Gain / (loss) on sale of properties	—	—	—	—%
Income / (loss) from discontinued operations	—	—	—	—%
Gain on sale of real estate	(53)	(20)	(33)	(165.0)%
Net income	15,101	10,376	4,725	45.5%
Less: Net income attributable to noncontrolling interest	3	(4)	7	175.0%
Net income attributable to Piedmont	$15,104	$10,372	$4,732	45.6%
Weighted average common shares outstanding - diluted	145,833	145,791
Net income per share available to common stockholders - diluted	$0.10	$0.07
Common stock outstanding at end of period	145,320	145,093

Piedmont Office Realty Trust, Inc.
Key Performance Indicators
Unaudited (in thousands except for per share data)

This section of our supplemental report includes non-GAAP financial measures, including, but not limited to, Core Earnings Before Interest, Taxes, Depreciation, and Amortization (Core EBITDA), Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO). Definitions of these non-GAAP measures are provided on page 39 and reconciliations are provided beginning on page 41.

	Three Months Ended
	3/31/2017	12/31/2016	9/30/2016		6/30/2016		3/31/2016
Selected Operating Data
Percent leased (1)	91.5%	94.2%	93.4%		91.4%		91.7%
Percent leased - economic (1) (2)	84.1%	86.7%	86.7%		84.8%		83.0%
Rental income	$123,450	$119,564	$113,821		$111,767		$114,738
Total revenues	$148,463	$143,911	$138,485		$135,307		$138,012
Total operating expenses	$115,163	$117,278	$135,497	(3)	$120,516	(3)	$111,640
Core EBITDA	$84,505	$81,202	$76,610		$74,849		$76,458
Core FFO applicable to common stock	$66,198	$64,397	$60,913		$58,258		$59,865
Core FFO per share - diluted	$0.45	$0.44	$0.42		$0.40		$0.41
AFFO applicable to common stock	$54,124	$45,641	$50,484		$49,676		$43,550
Gross dividends	$30,517	$30,499	$30,498		$30,498		$30,463
Dividends per share	$0.210	$0.210	$0.210		$0.210		$0.210
Selected Balance Sheet Data
Total real estate assets	$3,719,163	$3,731,692	$3,688,778		$3,603,488		$3,683,106
Total assets (4)	$4,350,740	$4,368,168	$4,307,118		$4,219,967		$4,284,280
Total liabilities	$2,263,643	$2,270,465	$2,219,314		$2,091,786		$2,195,354
Ratios & Information for Debt Holders
Core EBITDA margin (5)	56.9%	56.4%	55.3%		55.3%		55.4%
Fixed charge coverage ratio (6)	4.6 x	4.5 x	4.4 x		4.3 x		4.3 x
Average net debt to Core EBITDA (7)	6.1 x	6.4 x	6.4 x		6.3 x		6.6 x
Total gross real estate assets	$4,803,340	$4,785,417	$4,722,614		$4,652,595		$4,732,904
Net debt (8)	$2,066,298	$2,021,378	$1,992,588		$1,862,912		$2,008,507

(1)	Please refer to page 27 for additional leased percentage information.
(2)
Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements (after proportional adjustments for tenants receiving only partial rental abatements). Due to variations in rental abatement structures whereby some abatements are provided for the first few months of each lease year as opposed to being provided entirely at the beginning of the lease, there will be variability to the economic leased percentage over time as abatements commence and expire. Please see the Future Lease Commencements and Abatements section of Financial Highlights for details on near-term abatements for large leases.

(3)
Amount in the third quarter of 2016 includes $22.6 million in impairment losses associated with 9200 and 9211 Corporate Boulevard located in Rockville, MD. Amount in the second quarter of 2016 includes $8.3 million in impairment losses associated with 150 West Jefferson located in Detroit, MI, and 9221 Corporate Boulevard located in Rockville, MD.

(4)
Amounts have been adjusted to reflect the cumulative effect of allocating a portion of the Company’s goodwill to the carrying value of real estate sold between December 1, 2010 and September 30, 2016, as required under Accounting Standard Codification 350. See item 4.02 in the Company’s 8-K, filed May 3, 2017.

(5)	Core EBITDA margin is calculated as Core EBITDA divided by total revenues (including revenues associated with discontinued operations).
(6)
The fixed charge coverage ratio is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. The Company had no preferred dividends during any of the periods presented; the Company had capitalized interest of $78,939 for the quarter ended March 31, 2017, $1,181,074 for the quarter ended December 31, 2016, $1,476,949 for the quarter ended September 30, 2016, $735,192 for the quarter ended June 30, 2016, and $1,162,192 for the quarter ended March 31, 2016; the Company had principal amortization of $223,326 for the quarter ended March 31, 2017, $220,256 for the quarter ended December 31, 2016, $288,972 for the quarter ended September 30, 2016, $213,255 for the quarter ended June 30, 2016, and $140,539 for the quarter ended March 31, 2016.

(7)
For the purposes of this calculation, we annualize the period's Core EBITDA and use the average daily balance of debt outstanding during the period, less cash and cash equivalents and escrow deposits and restricted cash as of the end of the period.

(8)
Net debt is calculated as the total principal amount of debt outstanding minus cash and cash equivalents and escrow deposits and restricted cash. The decrease in net debt in the second quarter of 2016 was primarily attributable to the use of a portion of the proceeds from the sales of 1055 East Colorado Boulevard in Pasadena, CA, Fairway Center II in Brea, CA, and 1901 Main Street in Irvine, CA, to repay debt. The increase in net debt in the third and fourth quarters of 2016 and the first quarter of 2017 was primarily attributable to the timing of portfolio recycling activities which resulted in acquisitions exceeding dispositions, the funding shortfall for which was temporarily funded with debt.

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations
Unaudited (in thousands except for per share data)

	Three Months Ended
	3/31/2017	3/31/2016

GAAP net income applicable to common stock	$15,104	$10,372
Depreciation (1) (2)	30,629	31,639
Amortization (1)	20,406	17,822
Impairment loss (1)	—	—
Loss / (gain) on sale of properties (1)	53	20
NAREIT funds from operations applicable to common stock	66,192	59,853
Adjustments:
Acquisition costs	6	12
Loss / (gain) on extinguishment of swaps	—	—
Net (recoveries) / loss from casualty events and litigation settlements (1)	—	—
Core funds from operations applicable to common stock	66,198	59,865
Adjustments:
Amortization of debt issuance costs, fair market adjustments on notes payable, and discount on senior notes	630	647
Depreciation of non real estate assets	195	204
Straight-line effects of lease revenue (1)	(5,703)	(7,848)
Stock-based and other non-cash compensation expense	2,041	1,928
Amortization of lease-related intangibles (1)	(1,559)	(1,238)
Acquisition costs	(6)	(12)
Non-incremental capital expenditures (3)	(7,672)	(9,996)
Adjusted funds from operations applicable to common stock	$54,124	$43,550

Weighted average common shares outstanding - diluted	145,833	145,791

Funds from operations per share (diluted)	$0.45	$0.41
Core funds from operations per share (diluted)	$0.45	$0.41

Common stock outstanding at end of period	145,320	145,093

(1)	Includes amounts attributable to consolidated properties and our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Excludes depreciation of non real estate assets.
(3)	Non-incremental capital expenditures are defined on page 39.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended
	3/31/2017	3/31/2016
Net income attributable to Piedmont	$15,104	$10,372
Net income attributable to noncontrolling interest	(3)	4
Interest expense (1)	18,057	16,385
Depreciation (1)	30,824	31,843
Amortization (1)	20,406	17,822
Acquisition costs	6	12
Impairment loss (1)	—	—
Net (recoveries) / loss from casualty events and litigation settlements (1)	58	—
Loss / (gain) on sale of properties (1)	53	20
Core EBITDA	84,505	76,458
General & administrative expenses (1)	8,602	7,777
Management fee revenue (2)	(317)	(292)
Other (income) / expense (1) (3)	36	(307)
Straight-line effects of lease revenue (1)	(5,703)	(7,848)
Amortization of lease-related intangibles (1)	(1,559)	(1,238)
Property net operating income (cash basis)	85,564	74,550

Deduct net operating (income) / loss from:
Acquisitions (4)	(4,766)	—
Dispositions (5)	(110)	(5,199)
Other investments (6)	280	(70)
Same store net operating income (cash basis)	$80,968	$69,281
Change period over period	16.9%	N/A

(1)	Includes amounts attributable to consolidated properties and our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Presented net of related operating expenses incurred to earn the revenue; therefore, the information presented on this line will not tie to the data presented on the income statements.
(3)	Figures presented on this line may not tie back to the relevant sources as some activity is attributable to property operations and is, therefore, presented in property net operating income.
(4)
Acquisitions consist of CNL Center I and CNL Center II in Orlando, FL, purchased on August 1, 2016; One Wayside Road in Burlington, MA, purchased on August 10, 2016; Galleria 200 in Atlanta, GA, purchased on October 7, 2016; and 750 West John Carpenter Freeway in Irving, TX, purchased on November 30, 2016.

(5)
Dispositions consist of 1055 East Colorado Boulevard in Pasadena, CA, sold on April 21, 2016; Fairway Center II in Brea, CA, sold on April 28, 2016; 1901 Main Street in Irvine, CA, sold on May 2, 2016; 9221 Corporate Boulevard in Rockville, MD, sold on July 27, 2016; 150 West Jefferson in Detroit, MI, sold on July 29, 2016; 9200 and 9211 Corporate Boulevard in Rockville, MD, sold on September 28, 2016; 11695 Johns Creek Parkway in Johns Creek, GA, sold on December 22, 2016; and Braker Pointe III in Austin, TX, sold on December 29, 2016.

(6)
Other investments consist of our investments in unconsolidated joint ventures, active redevelopment and development projects, land, and recently completed redevelopment and development projects for which some portion of operating expenses were capitalized during the current and/or prior year reporting periods. Additional information on our unconsolidated joint ventures and land holdings can be found on page #SectionPage#. The operating results from 3100 Clarendon Boulevard in Arlington, VA, Enclave Place in Houston, TX, and 500 TownPark in Lake Mary, FL, are included in this line item.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

Same Store Net Operating Income (Cash Basis)
Contributions from Strategic Operating Markets	Three Months Ended
	3/31/2017		3/31/2016
	$	%	$	%
Washington, D.C. (1)	$13,919	17.2	$11,250	16.2
New York	9,742	12.0	9,385	13.6
Boston (2)	8,959	11.1	7,334	10.6
Chicago (3)	7,448	9.2	5,433	7.8
Atlanta (4)	7,177	8.8	6,385	9.2
Minneapolis	6,171	7.6	5,684	8.2
Dallas	6,048	7.5	6,515	9.4
Orlando	3,071	3.8	3,080	4.5
Other (5)	18,433	22.8	14,215	20.5
Total	$80,968	100.0	$69,281	100.0

(1)
The increase in Washington, D.C. Same Store Net Operating Income for the three months ended March 31, 2017 as compared to the same period in 2016 was primarily attributable to increased rental income due to the commencement of a significant lease at One Independence Square in Washington, D.C., a one-time $0.6 million tenant reimbursement true-up adjustment recorded during the first quarter of 2017 at 1201 Eye Street in Washington, D.C., and the expirations of rental abatement periods associated with several leases at 1225 Eye Street in Washington, D.C.

(2)
The increase in Boston Same Store Net Operating Income for the three months ended March 31, 2017 as compared to the same period in 2016 was primarily attributable to recent leasing activity along with lease restructuring income.

(3)
The increase in Chicago Same Store Net Operating Income for the three months ended March 31, 2017 as compared to the same period in 2016 was primarily a result of increased economic occupancy at 500 West Monroe Street in Chicago, IL, and Windy Point II in Schaumburg, IL.

(4)
The increase in Atlanta Same Store Net Operating Income for the three months ended March 31, 2017 as compared to the same period in 2016 was primarily related to increased economic occupancy at Galleria 300 and Glenridge Highlands Two, both located in Atlanta, GA.

(5)
The increase in Other Same Store Net Operating Income for the three months ended March 31, 2017 as compared to the same period in 2016 was primarily attributable to the expiration of the rental abatement period associated with a lease at 800 North Brand Boulevard in Glendale, CA.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Accrual Basis)
Unaudited (in thousands)

	Three Months Ended
	3/31/2017	3/31/2016
Net income attributable to Piedmont	$15,104	$10,372
Net income attributable to noncontrolling interest	(3)	4
Interest expense (1)	18,057	16,385
Depreciation (1)	30,824	31,843
Amortization (1)	20,406	17,822
Acquisition costs	6	12
Impairment loss (1)	—	—
Net (recoveries) / loss from casualty events and litigation settlements (1)	58	—
Loss / (gain) on sale of properties (1)	53	20
Core EBITDA	84,505	76,458
General & administrative expenses (1)	8,602	7,777
Management fee revenue (2)	(317)	(292)
Other (income) / expense (1) (3)	36	(307)
Property net operating income (accrual basis)	92,826	83,636

Deduct net operating (income) / loss from:
Acquisitions (4)	(7,054)	—
Dispositions (5)	(110)	(5,732)
Other investments (6)	(386)	(95)
Same store net operating income (accrual basis)	$85,276	$77,809
Change period over period	9.6%	N/A

(1)	Includes amounts attributable to consolidated properties and our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Presented net of related operating expenses incurred to earn the revenue; therefore, the information presented on this line will not tie to the data presented on the income statements.
(3)	Figures presented on this line may not tie back to the relevant sources as some activity is attributable to property operations and is, therefore, presented in property net operating income.
(4)
Acquisitions consist of CNL Center I and CNL Center II in Orlando, FL, purchased on August 1, 2016; One Wayside Road in Burlington, MA, purchased on August 10, 2016; Galleria 200 in Atlanta, GA, purchased on October 7, 2016; and 750 West John Carpenter Freeway in Irving, TX, purchased on November 30, 2016.

(5)
Dispositions consist of 1055 East Colorado Boulevard in Pasadena, CA, sold on April 21, 2016; Fairway Center II in Brea, CA, sold on April 28, 2016; 1901 Main Street in Irvine, CA, sold on May 2, 2016; 9221 Corporate Boulevard in Rockville, MD, sold on July 27, 2016; 150 West Jefferson in Detroit, MI, sold on July 29, 2016; 9200 and 9211 Corporate Boulevard in Rockville, MD, sold on September 28, 2016; 11695 Johns Creek Parkway in Johns Creek, GA, sold on December 22, 2016; and Braker Pointe III in Austin, TX, sold on December 29, 2016.

(6)
Other investments consist of our investments in unconsolidated joint ventures, active redevelopment and development projects, land, and recently completed redevelopment and development projects for which some portion of operating expenses were capitalized during the current and/or prior year reporting periods. Additional information on our unconsolidated joint ventures and land holdings can be found on page 38. The operating results from 3100 Clarendon Boulevard in Arlington, VA, Enclave Place in Houston, TX, and 500 TownPark in Lake Mary, FL, are included in this line item.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Accrual Basis)
Unaudited (in thousands)

Same Store Net Operating Income (Accrual Basis)
Contributions from Strategic Operating Markets	Three Months Ended
	3/31/2017		3/31/2016
	$	%	$	%
Washington, D.C. (1)	$16,097	18.9	$13,412	17.2
New York	9,646	11.3	9,270	11.9
Boston (2)	9,170	10.7	7,379	9.5
Chicago (3)	8,279	9.7	6,370	8.2
Atlanta	7,818	9.2	7,553	9.7
Dallas	6,358	7.5	6,579	8.5
Minneapolis	5,799	6.8	5,502	7.1
Orlando	3,416	4.0	3,674	4.7
Other	18,693	21.9	18,070	23.2
Total	$85,276	100.0	$77,809	100.0

(1)
The increase in Washington, D.C. Same Store Net Operating Income for the three months ended March 31, 2017 as compared to the same period in 2016 was primarily attributable to increased rental income due the commencement of several new leases at One Independence Square in Washington, D.C., in addition to a one-time $0.6 million tenant reimbursement true-up adjustment recorded during the first quarter of 2017 at 1201 Eye Street in Washington, D.C.

(2)
The increase in Boston Same Store Net Operating Income for the three months ended March 31, 2017 as compared to the same period in 2016 was primarily attributable to recent leasing activity along with lease restructuring income.

(3)
The increase in Chicago Same Store Net Operating Income for the three months ended March 31, 2017 as compared to the same period in 2016 was primarily attributable to increased rental income resulting from the commencement of several new leases at 500 West Monroe Street in Chicago, IL.

Piedmont Office Realty Trust, Inc.
Capitalization Analysis
Unaudited (in thousands except for per share data)

	As of	As of
	March 31, 2017	December 31, 2016

Market Capitalization
Common stock price (1)	$21.38	$20.91
Total shares outstanding	145,320	145,235
Equity market capitalization (1)	$3,106,938	$3,036,870
Total debt - principal amount outstanding (excludes premiums, discounts, and deferred financing costs)	$2,074,359	$2,029,582
Total market capitalization (1)	$5,181,297	$5,066,452
Total debt / Total market capitalization (1)	40.0%	40.1%
Ratios & Information for Debt Holders
Total gross real estate assets (2)	$4,803,340	$4,785,417
Total debt / Total gross real estate assets (2)	43.2%	42.4%
Total debt / Total gross assets (3)	38.2%	37.4%
Average net debt to Core EBITDA (4)	6.1 x	6.4 x

(1)	Reflects common stock closing price as of the end of the reporting period.
(2)	Gross real estate assets is defined as total real estate assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets.
(3)
Gross assets is defined as total assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets. Ratio has been adjusted to reflect the cumulative effect of allocating a portion of the Company’s goodwill to the carrying value of real estate sold between December 1, 2010 and September 30, 2016, as required under Accounting Standard Codification 350. See item 4.02 in the Company’s 8-K, filed May 3, 2017.

(4)
For the purposes of this calculation, we annualize the Core EBITDA for the quarter and use the average daily balance of debt outstanding during the quarter, less cash and cash equivalents and escrow deposits and restricted cash as of the end of the quarter.

Piedmont Office Realty Trust, Inc.
Debt Summary
As of March 31, 2017
Unaudited ($ in thousands)

Floating Rate & Fixed Rate Debt
Debt (1)	Principal Amount Outstanding		Weighted Average Stated Interest Rate (2)	Weighted Average Maturity

Floating Rate	$393,000	(3)	1.96%	27.8 months

Fixed Rate	1,681,359		3.77%	52.8 months

Total	$2,074,359		3.43%	48.1 months

Unsecured & Secured Debt
Debt (1)	Principal Amount Outstanding	Weighted Average Stated Interest Rate (2)	Weighted Average Maturity

Unsecured	$1,743,000	3.20%	49.9 months

Secured	331,359	4.64%	38.5 months

Total	$2,074,359	3.43%	48.1 months

Debt Maturities
Maturity Year	Secured Debt - Principal Amount Outstanding (1)	Unsecured Debt - Principal Amount Outstanding (1)		Weighted Average Stated Interest Rate (2)	Percentage of Total

2017	$140,000	$—		5.76%	6.7%
2018	—	170,000		1.99%	8.2%
2019	—	300,000		2.78%	14.5%
2020	—	523,000	(4)	2.75%	25.2%
2021	31,359	—		5.55%	1.5%
2022 +	160,000	750,000		3.88%	43.9%

Total	$331,359	$1,743,000		3.43%	100.0%

(1)	All of Piedmont's outstanding debt as of March 31, 2017, was interest-only debt with the exception of the $31.4 million of debt associated with 5 Wall Street located in Burlington, MA.
(2)	Weighted average stated interest rate is calculated based upon the principal amounts outstanding.
(3)
Amount represents the $223 million outstanding balance as of March 31, 2017 on the $500 million unsecured revolving credit facility and the $170 million unsecured term loan. Two other loans, the $300 million unsecured term loan that closed in 2011 and the $300 million unsecured term loan that closed in 2013, have stated variable rates. However, Piedmont entered into $300 million in notional amount of interest rate swap agreements which effectively fix the interest rate on the 2011 unsecured term loan at 3.35% through its maturity date of January 15, 2020, assuming no credit rating change for the Company, and $300 million in notional amount of interest rate swap agreements which effectively fix the interest rate on the 2013 unsecured term loan at 2.78% through its maturity date of January 31, 2019, assuming no credit rating change for the Company. The 2011 unsecured term loan and the 2013 unsecured term loan, therefore, are reflected as fixed rate debt.

(4)
The initial maturity date of the $500 million unsecured revolving credit facility is June 18, 2019; however, there are two, six-month extension options available under the facility providing for a final extended maturity date of June 18, 2020. For the purposes of this schedule, we reflect the maturity date of the facility as the final extended maturity date of June 2020.

Piedmont Office Realty Trust, Inc.
Debt Detail
Unaudited ($ in thousands)

Facility (1)	Property	Stated Rate		Maturity	Principal Amount Outstanding as of March 31, 2017

Secured
$140.0 Million WDC Fixed-Rate Loans	1201 & 1225 Eye Street	5.76%		11/1/2017	$140,000
$35.0 Million Fixed-Rate Loan (2)	5 Wall Street	5.55%		9/1/2021	31,359
$160.0 Million Fixed-Rate Loan	1901 Market Street	3.48%	(3)	7/5/2022	160,000
Subtotal / Weighted Average (4)		4.64%			$331,359

Unsecured
$170.0 Million Unsecured 2015 Term Loan	N/A	1.99%	(5)	5/15/2018	$170,000
$300.0 Million Unsecured 2013 Term Loan	N/A	2.78%	(6)	1/31/2019	300,000
$300.0 Million Unsecured 2011 Term Loan	N/A	3.35%	(7)	1/15/2020	300,000
$500.0 Million Unsecured Line of Credit (8)	N/A	1.94%	(9)	6/18/2020	223,000
$350.0 Million Unsecured Senior Notes	N/A	3.40%	(10)	6/1/2023	350,000
$400.0 Million Unsecured Senior Notes	N/A	4.45%	(11)	3/15/2024	400,000
Subtotal / Weighted Average (4)		3.20%			$1,743,000

Total Debt - Principal Amount Outstanding / Weighted Average Stated Rate (4)		3.43%			$2,074,359
GAAP Accounting Adjustments (12)					(8,545)
Total Debt - GAAP Amount Outstanding					$2,065,814

(1)	All of Piedmont’s outstanding debt as of March 31, 2017, was interest-only debt with the exception of the $31.4 million of debt associated with 5 Wall Street located in Burlington, MA.
(2)	The loan is amortizing based on a 25-year amortization schedule.
(3)	The stated interest rate on the $160 million fixed-rate loan is 3.48%. After the application of interest rate hedges, the effective cost of the financing is approximately 3.58%.
(4)	Weighted average is based on the principal amount outstanding and interest rate at March 31, 2017.
(5)
The $170 million unsecured term loan has a variable interest rate. Piedmont may select from multiple interest rate options under the facility, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread (1.125% as of March 31, 2017) over the selected rate based on Piedmont’s current credit rating.

(6)
The $300 million unsecured term loan that closed in 2013 has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 2.78% through its maturity date of January 31, 2019, assuming no credit rating change for the Company.

(7)
The $300 million unsecured term loan that closed in 2011 has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 3.35% through its maturity date of January 15, 2020, assuming no credit rating change for the Company.

(8)
All of Piedmont’s outstanding debt as of March 31, 2017, was term debt with the exception of $223 million outstanding on our unsecured revolving credit facility. The $500 million unsecured revolving credit facility has an initial maturity date of June 18, 2019; however, there are two, six-month extension options available under the facility providing for a total extension of up to one year to June 18, 2020. The final extended maturity date is presented on this schedule.

(9)
The interest rate presented for the $500 million unsecured revolving credit facility is the weighted average interest rate for all outstanding draws as of March 31, 2017. Piedmont may select from multiple interest rate options with each draw under the facility, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread (1.00% as of March 31, 2017) over the selected rate based on Piedmont’s current credit rating.

(10)
The $350 million unsecured senior notes were offered for sale at 99.601% of the principal amount. The resulting effective cost of the financing is approximately 3.45% before the consideration of transaction costs and proceeds from interest rate hedges. After the application of proceeds from interest rate hedges, the effective cost of the financing is approximately 3.43%.

(11)
The $400 million unsecured senior notes were offered for sale at 99.791% of the principal amount. The resulting effective cost of the financing is approximately 4.48% before the consideration of transaction costs and proceeds from interest rate hedges. After the application of proceeds from interest rate hedges, the effective cost of the financing is approximately 4.10%.

(12)
The GAAP accounting adjustments relate to original issue discounts, third-party fees, and lender fees resulting from the procurement processes for our various debt facilities, along with debt fair value adjustments associated with the assumed 5 Wall Street debt. The original issue discounts and fees, along with the debt fair value adjustments, are amortized to interest expense over the contractual term of the related debt.

Piedmont Office Realty Trust, Inc.
Debt Covenant & Ratio Analysis (for Debt Holders)
As of March 31, 2017
Unaudited

		Three Months Ended
Bank Debt Covenant Compliance (1)	Required	03/31/2017	12/31/2016	09/30/2016	06/30/2016	03/31/2016

Maximum leverage ratio	0.60	0.38	0.39	0.38	0.38	0.40
Minimum fixed charge coverage ratio (2)	1.50	4.19	4.10	3.99	3.92	3.86
Maximum secured indebtedness ratio	0.40	0.06	0.06	0.06	0.08	0.07
Minimum unencumbered leverage ratio	1.60	2.77	2.66	2.77	2.83	2.69
Minimum unencumbered interest coverage ratio (3)	1.75	5.12	5.07	5.21	5.15	5.05

		Three Months Ended
Bond Covenant Compliance (4)	Required	03/31/2017	12/31/2016	09/30/2016	06/30/2016	03/31/2016

Total debt to total assets	60% or less	43.0%	42.2%	42.2%	40.3%	42.3%
Secured debt to total assets	40% or less	6.9%	6.9%	7.0%	8.0%	7.9%
Ratio of consolidated EBITDA to interest expense	1.50 or greater	4.98	4.99	4.84	4.65	4.48
Unencumbered assets to unsecured debt	150% or greater	249%	255%	255%	274%	258%

	Three Months Ended	Twelve Months Ended
Other Debt Coverage Ratios for Debt Holders	March 31, 2017	December 31, 2016

Average net debt to core EBITDA (5)	6.1 x	6.4 x
Fixed charge coverage ratio (6)	4.6 x	4.4 x
Interest coverage ratio (7)	4.7 x	4.5 x

(1)	Bank debt covenant compliance calculations relate to specific calculations detailed in the relevant credit agreements.
(2)
Defined as EBITDA for the trailing four quarters (including the Company's share of EBITDA from unconsolidated interests), less one-time or non-recurring gains or losses, less a $0.15 per square foot capital reserve, and excluding the impact of straight line rent leveling adjustments and amortization of intangibles divided by the Company's share of fixed charges, as more particularly described in the credit agreements. This definition of fixed charge coverage ratio as prescribed by our credit agreements is different from the fixed charge coverage ratio definition employed elsewhere within this report.

(3)
Defined as net operating income for the trailing four quarters for unencumbered assets (including the Company's share of net operating income from partially-owned entities and subsidiaries that are deemed to be unencumbered) less a $0.15 per square foot capital reserve divided by the Company's share of interest expense associated with unsecured financings only, as more particularly described in the credit agreements.

(4)
Bond covenant compliance calculations relate to specific calculations prescribed in the relevant debt agreements. Please refer to the Indenture dated May 9, 2013, and the Indenture and the Supplemental Indenture dated March 6, 2014, for detailed information about the calculations.

(5)
For the purposes of this calculation, we use the average daily balance of debt outstanding during the period, less cash and cash equivalents and escrow deposits and restricted cash as of the end of the period.

(6)
Fixed charge coverage ratio is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. The Company had no preferred dividends during the periods ended March 31, 2017 and December 31, 2016. The Company had capitalized interest of $78,939 for the three months ended March 31, 2017 and $4,555,407 for the twelve months ended December 31, 2016. The Company had principal amortization of $223,326 for the three months ended March 31, 2017 and $863,022 for the twelve months ended December 31, 2016.

(7)
Interest coverage ratio is calculated as Core EBITDA divided by the sum of interest expense and capitalized interest. The Company had capitalized interest of $78,939 for the three months ended March 31, 2017 and $4,555,407 for the twelve months ended December 31, 2016.

Piedmont Office Realty Trust, Inc.
Tenant Diversification (1)
As of March 31, 2017
(in thousands except for number of properties)

Tenant	Credit Rating (2)	Number of Properties	Lease Expiration (3)	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Leased Square Footage	Percentage of Leased Square Footage (%)
U.S. Government	AA+ / Aaa	5	(4)	$49,673	8.4	1,001	5.6
State of New York	AA+ / Aa1	1	2019	25,249	4.3	481	2.7
US Bancorp	A+ / A1	3	2023 / 2024	22,245	3.8	733	4.1
Independence Blue Cross	No Rating Available	1	2033	18,370	3.1	801	4.5
GE	AA- / A1	1	2027	16,513	2.8	452	2.5
Nestle	AA / Aa2	1	2021	11,915	2.0	401	2.2
City of New York	AA / Aa2	1	2020	10,819	1.8	313	1.7
Gallagher	No Rating Available	2	2018	9,730	1.7	315	1.8
Nuance Communications	BB- / Ba3	2	2018 / 2030	9,247	1.6	280	1.6
Catamaran	A+ / A3	1	2025	8,847	1.5	301	1.7
Caterpillar Financial	A / A3	1	2022	8,137	1.4	312	1.7
Motorola	BBB- / Baa3	1	2028	8,071	1.4	206	1.2
Harvard University	AAA / Aaa	2	2032 / 2033	7,370	1.2	110	0.6
District of Columbia	AA- / A2	2	2028	7,039	1.2	146	0.8
Goldman Sachs	BBB+ / A3	2	2018	6,507	1.1	235	1.3
Raytheon	A / A3	2	2019	6,442	1.1	440	2.5
Schlumberger Technology	AA- / A1	1	2020	5,952	1.0	163	0.9
Towers Watson	BBB / Baa3	1	2017	5,945	1.0	123	0.7
Henry M Jackson	No Rating Available	2	2022	5,930	1.0	145	0.8
First Data Corporation	B+ / B1	1	2027	5,868	1.0	201	1.1
Epsilon Data Management	No Rating Available	1	2026	5,721	1.0	222	1.2
Other			Various	332,925	56.6	10,544	58.8
Total				$588,515	100.0	17,925	100.0

Tenant Diversification
Percentage of Annualized Leased Revenue (%)
March 31, 2017 as compared to December 31, 2016

(1)	This schedule presents all tenants contributing 1.0% or more to Annualized Lease Revenue.
(2)
Credit rating may reflect the credit rating of the parent or a guarantor. When available, both the Standard & Poor's credit rating and the Moody's credit rating are provided. The absence of a credit rating for a tenant is no indication of the creditworthiness of the tenant; in most cases, the lack of a credit rating reflects that the tenant has not sought such a rating.

(3)	Unless otherwise indicated, Lease Expiration represents the expiration year of the majority of the square footage leased by the tenant.
(4)	There are several leases with several different agencies of the U.S. Government with expiration years ranging from 2017 to 2031.

Piedmont Office Realty Trust, Inc.
Tenant Credit Rating & Lease Distribution Information
As of March 31, 2017

Tenant Credit Rating (1)

Rating Level	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)

AAA / Aaa	$62,959	10.7
AA / Aa	98,100	16.7
A / A	84,797	14.4
BBB / Baa	56,258	9.6
BB / Ba	39,039	6.6
B / B	27,034	4.6
Below	1,484	0.2
Not rated (2)	218,844	37.2
Total	$588,515	100.0

Lease Distribution

Lease Size	Number of Leases	Percentage of Leases (%)	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

2,500 or Less	240	30.2	$20,730	3.5	220	1.2
2,501 - 10,000	281	35.4	48,358	8.2	1,471	8.2
10,001 - 20,000	96	12.1	41,143	7.0	1,323	7.4
20,001 - 40,000	76	9.6	72,444	12.3	2,163	12.1
40,001 - 100,000	55	6.9	107,771	18.3	3,223	18.0
Greater than 100,000	46	5.8	298,069	50.7	9,525	53.1
Total	794	100.0	$588,515	100.0	17,925	100.0

(1)
Credit rating may reflect the credit rating of the parent or a guarantor. Where differences exist between the Standard & Poor's credit rating for a tenant and the Moody's credit rating for a tenant, the higher credit rating is selected for this analysis.

(2)
The classification of a tenant as "not rated" is no indication of the creditworthiness of the tenant; in most cases, the lack of a credit rating reflects that the tenant has not sought such a rating. Included in this category are such tenants as Independence Blue Cross, Piper Jaffray, Brother International, and RaceTrac Petroleum.

Piedmont Office Realty Trust, Inc.
Leased Percentage Information
(in thousands)

	Three Months Ended			Three Months Ended
	March 31, 2017			March 31, 2016
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of December 31, 20xx	17,789	18,885	94.2%	17,323	18,934	91.5%
Leases signed during the period	394			353
Less: lease renewals signed during period	(241)			(171)
New leases signed during period	153			182
Less: new leases signed during period for currently occupied space	(54)			(2)
New leases commencing during period	99			180
Leases expired during period and other	(170)	18		(153)	(4)
Subtotal	17,718	18,903	93.7%	17,350	18,930	91.7%
Acquisitions and properties placed in service during period (2)	207	696		—	—
Dispositions during period	—	—		—	—
As of March 31, 20xx (3)	17,925	19,599	91.5%	17,350	18,930	91.7%

Same Store Analysis
Less acquisitions / dispositions after March 31, 2016 and developments / redevelopments (4) (5)	(1,618)	(2,262)	71.5%	(1,354)	(1,608)	84.2%
Same Store Leased Percentage (3)	16,307	17,337	94.1%	15,996	17,322	92.3%

(1)
Calculated as square footage associated with commenced leases as of period end with the addition of square footage associated with uncommenced leases for spaces vacant as of period end, divided by total rentable square footage as of period end, expressed as a percentage.

(2)
During the first quarter of 2017, Piedmont placed in service two development properties and one re-development property. The development properties that were placed in service are Enclave Place, a 300,900 square foot office property located in Houston, TX, and 500 TownPark, a 134,400 square foot office property located in Lake Mary, FL; the re-development property that was placed in service is 3100 Clarendon Boulevard, a 260,900 square foot office and retail property located in Arlington, VA.

(3)	The square footage associated with leases with end of period expiration dates is included in the end of the period leased square footage.
(4)	For additional information on acquisitions and dispositions completed during the last year and current redevelopments, please refer to pages 37 and 38, respectively.
(5)
Dispositions completed during the previous twelve months are deducted from the previous period data and acquisitions completed during the previous twelve months are deducted from the current period data. Redevelopments commenced during the previous twelve months are deducted from the previous period data and developments and redevelopments placed in service during the previous twelve months are deducted from the current period data. Recently placed in service development and redevelopment properties that are deducted from current period data are Enclave Place, a 300,900 square foot office property located in Houston, TX, 500 TownPark, a 134,400 square foot office property located in Lake Mary, FL, and 3100 Clarendon Boulevard, a 260,900 square foot office and retail property located in Arlington, VA.

Piedmont Office Realty Trust, Inc.
Rental Rate Roll Up / Roll Down Analysis (1)
(in thousands)

	Three Months Ended
	March 31, 2017
	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant one year or less	270	68.5%	1.4%	4.8%	9.5%
Leases executed for spaces excluded from analysis (5)	124	31.5%

(1)
The population analyzed consists of consolidated office leases executed during the period with lease terms of greater than one year. Leases associated with storage spaces, management offices, and unconsolidated joint venture assets are excluded from this analysis.

(2)
For the purposes of this analysis, the last twelve months of cash rents of the previous leases are compared to the first twelve months of cash rents of the new leases in order to calculate the percentage change.

(3)
For the purposes of this analysis, the accrual basis rents of the previous leases are compared to the accrual basis rents of the new leases in order to calculate the percentage change. For newly signed leases which have variations in accrual basis rents, whether because of known future expansions, contractions, lease expense recovery structure changes, or other similar reasons, the weighted average of such varying accrual basis rents is used for the purposes of this analysis.

(4)
For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon historical usage patterns of tenant improvement allowances by the Company's tenants.

(5)
Represents leases signed at our consolidated office assets that do not qualify for inclusion in the analysis primarily because the spaces for which the new leases were signed had been vacant for greater than one year.

Piedmont Office Realty Trust, Inc.
Lease Expiration Schedule
As of March 31, 2017
(in thousands)

Expiration Year	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Vacant	$—	—	1,674	8.5
2017 (2)	30,007	5.1	881	4.5
2018 (3)	43,545	7.4	1,417	7.2
2019	71,619	12.1	2,267	11.6
2020	47,341	8.0	1,589	8.1
2021	29,839	5.1	970	5.0
2022	52,456	8.9	1,690	8.6
2023	32,308	5.5	1,134	5.8
2024	47,498	8.1	1,593	8.1
2025	30,441	5.2	945	4.8
2026	27,130	4.6	860	4.4
2027	41,665	7.1	1,250	6.4
2028	61,664	10.5	1,391	7.1
2029	18,667	3.2	495	2.5
Thereafter	54,335	9.2	1,443	7.4
Total / Weighted Average	$588,515	100.0	19,599	100.0

Average Lease Term Remaining
3/31/2017	6.8 years
12/31/2016	6.9 years

(1)
Annualized rental income associated with each newly executed lease for currently occupied space is incorporated herein only at the expiration date for the current lease. Annualized rental income associated with each such new lease is removed from the expiry year of the current lease and added to the expiry year of the new lease. These adjustments effectively incorporate known roll ups and roll downs into the expiration schedule.

(2)
Includes leases with an expiration date of March 31, 2017, comprised of 132,000 square feet and Annualized Lease Revenue of $1.4 million (inclusive of 66,000 square feet of give-back space associated with a large, long-term lease renewal for which the tenant is no longer responsible for base rental charges).

(3)
Leases and other revenue-producing agreements on a month-to-month basis, comprised of approximately 20,000 square feet and Annualized Lease Revenue of $0.5 million, are assigned a lease expiration date of a year and a day beyond the period end date.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Quarter
As of March 31, 2017
(in thousands)

	Q2 2017 (1)			Q3 2017		Q4 2017		Q1 2018
Location	Expiring Square Footage	Expiring Lease Revenue (2)		Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)

Atlanta	16	$409		8	$181	2	$65	42	$1,343
Boston	14	1,007		—	24	63	1,529	48	1,662
Chicago	31	904		11	469	3	86	287	8,892
Dallas	22	855		43	1,288	36	960	291	8,006
Minneapolis	3	117		—	2	—	—	3	107
New York	2	82		13	408	7	268	2	118
Orlando	1	76		21	537	43	1,108	2	104
Washington, D.C.	159	7,624		120	6,906	—	—	15	773
Other	159	2,258	(3)	104	2,539	—	—	52	1,537
Total / Weighted Average (4)	407	$13,332		320	$12,354	154	$4,016	742	$22,542

(1)
Includes leases with an expiration date of March 31, 2017, comprised of 132,000 square feet and expiring lease revenue of $1.3 million (inclusive of 66,000 square feet of give-back space associated with a large, long-term lease renewal for which the tenant was not responsible for base rental charges as of March 31, 2017; see note 3 below). No such adjustments are made to other periods presented.

(2)	Expiring Lease Revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)
As part of Comdata's recent lease renewal at 5301 Maryland Way in Brentwood, TN, the tenant was granted the right to use the 66,000 square foot give-back space beyond the original expiration date of May 31, 2016 with no base rental charges. The tenant's right to use the 66,000 square feet of give-back space was originally scheduled to expire on March 31, 2017 (see note 1 above); however, it is anticipated that the tenant will continue to occupy that space through the third quarter of 2017, during which time the tenant will be responsible for holdover rent at a per square foot rate equivalent to what it is paying to lease the remainder of the building.

(4)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on the previous page as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Year
As of March 31, 2017
(in thousands)

	12/31/2017 (1)			12/31/2018		12/31/2019		12/31/2020		12/31/2021
Location	Expiring Square Footage	Expiring Lease Revenue (2)		Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)
Atlanta	26	$655		124	$3,446	435	$11,843	230	$5,805	147	$4,125
Boston	77	2,561		94	2,773	446	6,637	156	3,327	78	1,546
Chicago	45	1,459		376	11,398	16	446	104	2,651	14	434
Dallas	101	3,103		365	9,917	193	5,645	129	3,642	84	2,392
Minneapolis	3	118		32	1,153	143	4,353	107	3,930	85	2,914
New York	22	758		69	2,293	489	25,936	503	15,662	92	4,177
Orlando	65	1,721		65	1,921	270	9,021	47	1,159	29	829
Washington, D.C.	279	14,530		46	2,075	63	2,978	80	3,715	99	4,540
Other	263	4,797	(3)	246	8,218	212	4,543	233	7,516	342	9,943
Total / Weighted Average (4)	881	$29,702		1,417	$43,194	2,267	$71,402	1,589	$47,407	970	$30,900

(1)
Includes leases with an expiration date of March 31, 2017, comprised of 132,000 square feet and expiring lease revenue of $1.3 million (inclusive of 66,000 square feet of give-back space associated with a large, long-term lease renewal for which the tenant was not responsible for base rental charges as of March 31, 2017; see note 3 below). No such adjustments are made to other periods presented.

(2)	Expiring Lease Revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)
As part of Comdata's recent lease renewal at 5301 Maryland Way in Brentwood, TN, the tenant was granted the right to use the 66,000 square foot give-back space beyond the original expiration date of May 31, 2016 with no base rental charges. The tenant's right to use the 66,000 square feet of give-back space was originally scheduled to expire on March 31, 2017 (see note 1 above); however, it is anticipated that the tenant will continue to occupy that space through the third quarter of 2017, during which time the tenant will be responsible for holdover rent at a per square foot rate equivalent to what it is paying to lease the remainder of the building.

(4)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on page 29 as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Capital Expenditures & Commitments
For the quarter ended March 31, 2017
Unaudited (in thousands)

	For the Three Months Ended
	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Non-incremental
Building / construction / development	$1,070	$1,479	$1,033	$1,094	$1,508
Tenant improvements	4,797	4,547	2,918	4,022	7,314
Leasing costs	1,805	6,109	3,031	1,339	1,174
Total non-incremental	7,672	12,135	6,982	6,455	9,996
Incremental
Building / construction / development	6,348	10,098	10,375	10,217	9,690
Tenant improvements	15,784	5,893	18,932	11,701	9,171
Leasing costs	1,473	4,180	5,758	2,038	1,803
Total incremental	23,605	20,171	35,065	23,956	20,664
Total capital expenditures	$31,277	$32,306	$42,047	$30,411	$30,660

Non-incremental tenant improvement commitments (1)
Non-incremental tenant improvement commitments outstanding as of December 31, 2016		$35,343
New non-incremental tenant improvement commitments related to leases executed during period		3,815
Non-incremental tenant improvement expenditures	(4,797)
Tenant improvement expenditures fulfilled through accrued liabilities already presented on Piedmont's balance sheet, expired commitments or other adjustments	(1,162)
Non-incremental tenant improvement commitments fulfilled, expired or other adjustments		(5,959)
Total as of March 31, 2017		$33,199

NOTE:	The information presented on this page is for all consolidated assets.
(1)
Commitments are unexpired contractual non-incremental tenant improvement obligations for leases executed in current and prior periods that have not yet been incurred, are due over the next five years, and have not otherwise been presented on Piedmont's financial statements. The four largest commitments total approximately $16.4 million, or 49% of the total outstanding commitments.

Piedmont Office Realty Trust, Inc.
Contractual Tenant Improvements and Leasing Commissions

	For the Three Months Ended March 31, 2017	For the Year Ended
		2016	2015		2014
Renewal Leases
Number of leases	22	79	74		56
Square feet	240,575	880,289	1,334,398		959,424
Tenant improvements per square foot (1)	$10.10	$7.36	$16.91		$19.02
Leasing commissions per square foot	$7.14	$5.76	$8.29		$8.33
Total per square foot	$17.24	$13.12	$25.20		$27.35
Tenant improvements per square foot per year of lease term	$2.18	$1.35	$2.90		$2.97
Leasing commissions per square foot per year of lease term	$1.54	$1.05	$1.42		$1.30
Total per square foot per year of lease term	$3.72	$2.40	$4.32	(2)	$4.27	(3)
New Leases
Number of leases	15	93	90		98
Square feet	153,091	1,065,630	1,563,866		1,142,743
Tenant improvements per square foot (1)	$38.02	$40.78	$60.41		$34.46
Leasing commissions per square foot	$13.61	$15.13	$20.23		$15.19
Total per square foot	$51.63	$55.91	$80.64		$49.65
Tenant improvements per square foot per year of lease term	$4.43	$5.01	$5.68		$3.78
Leasing commissions per square foot per year of lease term	$1.59	$1.86	$1.90		$1.66
Total per square foot per year of lease term	$6.02	$6.87	$7.58	(4)	$5.44
Total
Number of leases	37	172	164		154
Square feet	393,666	1,945,919	2,898,264		2,102,167
Tenant improvements per square foot (1)	$20.96	$25.66	$40.38		$27.41
Leasing commissions per square foot	$9.66	$10.89	$14.73		$12.06
Total per square foot	$30.62	$36.55	$55.11		$39.47
Tenant improvements per square foot per year of lease term	$3.40	$3.70	$4.79		$3.48
Leasing commissions per square foot per year of lease term	$1.57	$1.57	$1.75		$1.53
Total per square foot per year of lease term	$4.97	$5.27	$6.54	(4)	$5.01	(3)

NOTE:	This information is presented for our consolidated office assets only and excludes activity associated with storage and licensed spaces.
(1)
For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon historical usage patterns of tenant improvement allowances by the Company's tenants.

(2)
The average committed capital cost per square foot per year of lease term for renewal leases completed during 2015 was higher than our historical performance on this measure primarily as a result of four large lease renewals, two of which were completed in the Washington, D.C. market, that involved higher capital commitments. If the costs associated with those renewals were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases completed during 2015 would be $3.33.

(3)
During 2014, we completed one large, 15-year lease renewal and expansion with a significant capital commitment with Jones Lang LaSalle at Aon Center in Chicago, IL. If the costs associated with this lease were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases and total leases completed during 2014 would be $2.12 and $4.47, respectively.

(4)
During 2015, we completed seven new leases in Washington, D.C., and Chicago, IL, comprising 680,035 square feet with above-average capital commitments. If the costs associated with those new leases were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for new leases and total leases completed during 2015 would be $5.42 and $4.88, respectively.

Piedmont Office Realty Trust, Inc.
Geographic Diversification
As of March 31, 2017
($ and square footage in thousands)

Location	Number of Properties	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Leased Square Footage	Percent Leased (%)
Washington, D.C.	10	$117,928	20.0	2,980	15.2	2,418	81.1
New York	4	68,552	11.6	1,769	9.0	1,760	99.5
Chicago	5	67,474	11.5	2,094	10.7	1,928	92.1
Atlanta	8	60,340	10.3	2,393	12.2	2,229	93.1
Dallas	10	54,631	9.3	2,113	10.8	1,989	94.1
Boston	10	52,310	8.9	1,828	9.3	1,805	98.7
Minneapolis	4	49,085	8.3	1,619	8.3	1,507	93.1
Orlando	5	45,064	7.7	1,572	8.0	1,450	92.2
Other	12	73,131	12.4	3,231	16.5	2,839	87.9
Total / Weighted Average	68	$588,515	100.0	19,599	100.0	17,925	91.5

Piedmont Office Realty Trust, Inc.
Geographic Diversification by Location Type
As of March 31, 2017
(square footage in thousands)

		CBD / URBAN INFILL				SUBURBAN				TOTAL
Location	State	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Washington, D.C.	DC, VA, MD	10	20.0	2,980	15.2	—	—	—	—	10	20.0	2,980	15.2
New York	NY, NJ	1	8.2	1,033	5.3	3	3.4	736	3.7	4	11.6	1,769	9.0
Chicago	IL	1	6.6	967	4.9	4	4.9	1,127	5.8	5	11.5	2,094	10.7
Atlanta	GA	6	9.4	2,112	10.8	2	0.9	281	1.4	8	10.3	2,393	12.2
Dallas	TX	2	2.3	440	2.2	8	7.0	1,673	8.6	10	9.3	2,113	10.8
Boston	MA	2	2.1	173	0.9	8	6.8	1,655	8.4	10	8.9	1,828	9.3
Minneapolis	MN	1	4.9	934	4.8	3	3.4	685	3.5	4	8.3	1,619	8.3
Orlando	FL	3	6.4	1,262	6.4	2	1.3	310	1.6	5	7.7	1,572	8.0
Other		3	7.4	1,640	8.4	9	5.0	1,591	8.1	12	12.4	3,231	16.5
Total / Weighted Average		29	67.3	11,541	58.9	39	32.7	8,058	41.1	68	100.0	19,599	100.0

Piedmont Office Realty Trust, Inc.
Industry Diversification
As of March 31, 2017
($ and square footage in thousands)

				Percentage of
	Number of	Percentage of Total	Annualized Lease	Annualized Lease	Leased Square	Percentage of Leased
Industry	Tenants	Tenants (%)	Revenue	Revenue (%)	Footage	Square Footage (%)
Governmental Entity	4	0.6	$85,783	14.6	1,727	9.6
Business Services	82	12.6	60,488	10.3	2,129	11.9
Depository Institutions	18	2.8	41,789	7.1	1,388	7.7
Engineering, Accounting, Research, Management & Related Services	75	11.5	38,910	6.6	1,099	6.1
Insurance Carriers	22	3.4	32,919	5.6	1,293	7.2
Nondepository Credit Institutions	16	2.5	29,688	5.0	950	5.3
Insurance Agents, Brokers & Services	21	3.2	29,434	5.0	966	5.4
Security & Commodity Brokers, Dealers, Exchanges & Services	41	6.3	23,034	3.9	730	4.1
Legal Services	51	7.8	22,592	3.8	716	4.0
Communications	38	5.8	20,432	3.5	630	3.5
Electronic & Other Electrical Equipment & Components, Except Computer	12	1.8	20,030	3.4	581	3.2
Real Estate	33	5.1	16,620	2.8	505	2.8
Eating & Drinking Places	46	7.1	14,990	2.5	469	2.6
Educational Services	7	1.1	13,525	2.3	325	1.8
Food & Kindred Products	2	0.3	11,989	2.0	403	2.2
Other	183	28.1	126,292	21.6	4,014	22.6
Total	651	100.0	$588,515	100.0	17,925	100.0

Piedmont Office Realty Trust, Inc.
Property Investment Activity
As of March 31, 2017
($ and square footage in thousands)

Acquisitions Over Previous Eighteen Months

Property	Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price	Rentable Square Footage	Percent Leased at Acquisition (%)
SunTrust Center	Orlando, FL	11/4/2015	100	1988	$170,804	655	89
Galleria 300	Atlanta, GA	11/4/2015	100	1987	88,317	433	89
Glenridge Highlands One	Atlanta, GA	11/24/2015	100	1998	63,562	290	90
Suwanee Gateway Land	Suwanee, GA	12/21/2015	100	N/A	1,350	N/A	N/A
CNL Center I and CNL Center II	Orlando, FL	8/1/2016	99	1999 & 2006	166,745	622	95
One Wayside Road	Burlington, MA	8/10/2016	100	1997	62,900	201	100
Galleria 200	Atlanta, GA	10/7/2016	100	1984	69,604	432	89
750 West John Carpenter Freeway	Irving, TX	11/30/2016	100	1999	49,585	315	78
John Carpenter Freeway Land	Irving, TX	11/30/2016	100	N/A	1,000	N/A	N/A
Total / Weighted Average					$673,867	2,948	90

Dispositions Over Previous Eighteen Months

Property	Location	Disposition Date	Percent Ownership (%)	Year Built	Sale Price	Rentable Square Footage	Percent Leased at Disposition (%)
Aon Center	Chicago, IL	10/29/2015	100	1972	$712,000	2,738	87
2 Gatehall Drive	Parsippany, NJ	12/21/2015	100	1985	51,000	405	100
1055 East Colorado Boulevard	Pasadena, CA	4/21/2016	100	2001	61,250	176	99
Fairway Center II	Brea, CA	4/28/2016	100	2002	33,800	134	97
1901 Main Street	Irvine, CA	5/2/2016	100	2001	66,000	173	100
9221 Corporate Boulevard	Rockville, MD	7/27/2016	100	1989	12,650	115	0
150 West Jefferson	Detroit, MI	7/29/2016	100	1989	81,500	490	88
9200 & 9211 Corporate Boulevard	Rockville, MD	9/28/2016	100	1982 & 1989	13,250	225	19
11695 Johns Creek Parkway	Johns Creek, GA	12/22/2016	100	2001	14,000	101	91
Braker Pointe III	Austin, TX	12/29/2016	100	2001	49,250	196	18
Total / Weighted Average					$1,094,700	4,753	81

Piedmont Office Realty Trust, Inc.
Other Investments
As of March 31, 2017
($ and square footage in thousands)

Unconsolidated Joint Venture Properties

Property	Location	Percent Ownership (%)	Year Built	Piedmont Share of Real Estate Net Book Value	Real Estate Net Book Value	Rentable Square Footage	Percent Leased (%)
8560 Upland Drive	Englewood, CO	72	2001	$6,858	$9,539	148.6	100

Land Parcels

Property	Location	Adjacent Piedmont Property	Acres	Real Estate Book Value
Gavitello	Atlanta, GA	The Medici	2.0	$2,704
Glenridge Highlands Three	Atlanta, GA	Glenridge Highlands One and Two	3.0	1,853
Suwanee Gateway	Suwanee, GA	Suwanee Gateway One	5.0	1,401
State Highway 161	Irving, TX	Las Colinas Corporate Center I and II, 161 Corporate Center	4.5	3,320
Royal Lane	Irving, TX	6011, 6021 and 6031 Connection Drive	10.6	2,834
John Carpenter Freeway	Irving, TX	750 West John Carpenter Freeway	3.5	1,000
TownPark	Lake Mary, FL	400 and 500 TownPark	18.9	6,096
Total			47.5	$19,208

Piedmont Office Realty Trust, Inc.
Supplemental Definitions

Included below are definitions of various terms used throughout this supplemental report, including definitions of certain non-GAAP financial measures and the reasons why the Company’s management believes these measures provide useful information to investors about the Company’s financial condition and results of operations. Reconciliations of any non-GAAP financial measures defined below are included beginning on page 41.

Adjusted Funds From Operations ("AFFO"): The Company calculates AFFO by starting with Core FFO and adjusting for non-incremental capital expenditures and acquisition-related costs and then adding back non-cash items including: non-real estate depreciation, straight-lined rents and fair value lease adjustments, non-cash components of interest expense and compensation expense, and by making similar adjustments for unconsolidated partnerships and joint ventures. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that AFFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments. Other REITs may not define AFFO in the same manner as the Company; therefore, the Company’s computation of AFFO may not be comparable to that of other REITs.

Annualized Lease Revenue ("ALR"): ALR is calculated by multiplying (i) rental payments (defined as base rent plus operating expense reimbursements, if payable by the tenant on a monthly basis under the terms of a lease that has been executed, but excluding a) rental abatements and b) rental payments related to executed but not commenced leases for space that was covered by an existing lease), by (ii) 12. In instances in which contractual rents or operating expense reimbursements are collected on an annual, semi-annual, or quarterly basis, such amounts are multiplied by a factor of 1, 2, or 4, respectively, to calculate the annualized figure. For leases that have been executed but not commenced relating to un-leased space, ALR is calculated by multiplying (i) the monthly base rental payment (excluding abatements) plus any operating expense reimbursements for the initial month of the lease term, by (ii) 12. Unless stated otherwise, this measure excludes revenues associated with our unconsolidated joint venture properties and development / re-development properties, if any.

Core EBITDA: The Company calculates Core EBITDA as net income (computed in accordance with GAAP) before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property and other significant infrequent items that create volatility within our earnings and make it difficult to determine the earnings generated by our core ongoing business. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core EBITDA is helpful to investors as a supplemental performance measure because it provides a metric for understanding the performance of the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization), as well as items that are not part of normal day-to-day operations of the Company’s business. Other REITs may not define Core EBITDA in the same manner as the Company; therefore, the Company’s computation of Core EBITDA may not be comparable to that of other REITs.

Core Funds From Operations ("Core FFO"): The Company calculates Core FFO by starting with FFO, as defined by NAREIT, and adjusting for gains or losses on the extinguishment of swaps and/or debt, acquisition-related expenses and any significant non-recurring items. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to the Company’s core business operations. As a result, the Company believes that Core FFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential. Other REITs may not define Core FFO in the same manner as the Company; therefore, the Company’s computation of Core FFO may not be comparable to that of other REITs.

EBITDA: EBITDA is defined as net income before interest, taxes, depreciation and amortization.

Funds From Operations ("FFO"): The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as net income (computed in accordance with GAAP), excluding gains or losses from sales of property and impairment losses, adding back depreciation and amortization on real estate assets, and after the same adjustments for unconsolidated partnerships and joint ventures. These adjustments can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that FFO is helpful to investors as a supplemental performance measure because it excludes the effects of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. The Company also believes that FFO can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of FFO may not be comparable to that of such other REITs.

Gross Assets: Gross Assets is defined as total assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets.

Gross Real Estate Assets: Gross Real Estate Assets is defined as total real estate assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets.

Incremental Capital Expenditures: Incremental Capital Expenditures are defined as capital expenditures of a non-recurring nature that incrementally enhance the underlying assets' income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives ("Leasing Costs") incurred to lease space that was vacant at acquisition, Leasing Costs for spaces vacant for greater than one year, Leasing Costs for spaces at newly acquired properties for which in-place leases expire shortly after acquisition, improvements associated with the expansion of a building and renovations that change the underlying classification of a building are included in this measure.

NOI from Unconsolidated Joint Ventures: NOI from Unconsolidated Joint Ventures is defined as Property NOI attributable to our interests in properties owned through unconsolidated partnerships. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. NOI from Unconsolidated Joint Ventures is a non-GAAP measure and therefore may not be comparable to similarly defined data provided by other REITs.

Non-Incremental Capital Expenditures: Non-Incremental Capital Expenditures are defined as capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets' income generating capacity. We exclude first generation tenant improvements and leasing commissions from this measure, in addition to other capital expenditures that qualify as Incremental Capital Expenditures, as defined above.

Property Net Operating Income ("Property NOI"): The Company calculates Property NOI by starting with Core EBITDA and adjusting for general and administrative expense, income associated with property management performed by Piedmont for other organizations and other income or expense items for the Company, such as interest income from loan investments or costs from the pursuit of non-consummated transactions. The Company may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are also eliminated. Property NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Property NOI is helpful to investors as a supplemental comparative performance measure of income generated by its properties alone without the administrative overhead of the Company. Other REITs may not define Property NOI in the same manner as the Company; therefore, the Company’s computation of Property NOI may not be comparable to that of other REITs.

Same Store Net Operating Income ("Same Store NOI"): The Company calculates Same Store NOI as Property NOI attributable to the properties for which the following criteria were met during the entire span of the current and prior year reporting periods: i) they were owned, ii) they were not under development / redevelopment, and iii) none of the operating expenses for which were capitalized. Same Store NOI also excludes amounts attributable to unconsolidated joint venture and land assets. The Company may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are also eliminated. Same Store NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Same Store NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the same group of properties from one period to the next. Other REITs may not define Same Store NOI in the same manner as the Company; therefore, the Company’s computation of Same Store NOI may not be comparable to that of other REITs.

Same Store Properties: Same Store Properties is defined as those properties for which the following criteria were met during the entire span of the current and prior year reporting periods: i) they were owned, ii) they were not under development / redevelopment, and iii) none of the operating expenses for which were capitalized. Same Store Properties excludes unconsolidated joint venture and land assets.

Piedmont Office Realty Trust, Inc.
Research Coverage

Equity Research Coverage

Barry Oxford	Jed Reagan	Anthony Paolone, CFA
D.A. Davidson & Company	Green Street Advisors	JP Morgan
260 Madison Avenue, 8th Floor	660 Newport Center Drive, Suite 800	383 Madison Avenue
New York, NY 10016	Newport Beach, CA 92660	34th Floor
Phone: (212) 240-9871	Phone: (949) 640-8780	New York, NY 10179
Phone: (212) 622-6682

David Rodgers, CFA	John W. Guinee, III	Michael Lewis, CFA
Robert W. Baird & Co.	Erin Aslakson	SunTrust Robinson Humphrey
200 Public Square	Stifel, Nicolaus & Company	711 Fifth Avenue, 14th Floor
Suite 1650	One South Street	New York, NY 10022
Cleveland, OH 44139	16th Floor	Phone: (212) 319-5659
Phone: (216) 737-7341	Baltimore, MD 21202
Phone: (443) 224-1307

Fixed Income Research Coverage

Mark S. Streeter, CFA
JP Morgan
383 Madison Avenue
3rd Floor
New York, NY 10179
Phone: (212) 834-5086

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations, and Adjusted Funds From Operations Reconciliations
Unaudited (in thousands)

	Three Months Ended
	3/31/2017	12/31/2016	9/30/2016		6/30/2016		3/31/2016

GAAP net income applicable to common stock	$15,104	$30,189	$(13,107)	(1)	$72,278	(1)	$10,372
Depreciation (2)(3)	30,629	32,597	31,451		31,442		31,639
Amortization (2)	20,406	21,259	18,640		17,418		17,822
Impairment loss (2)	—	—	22,951	(1)	10,950	(1)	—
Loss / (gain) on sale of properties (2)	53	(19,652)	57		(73,835)	(1)	20
NAREIT funds from operations applicable to common stock	66,192	64,393	59,992		58,253		59,853
Adjustments:
Acquisition costs	6	4	955		5		12
Loss / (gain) on extinguishment of swaps	—	—	—		—		—
Net (recoveries) / loss from casualty events and litigation settlements (2)	—	—	(34)		—		—
Core funds from operations applicable to common stock	66,198	64,397	60,913		58,258		59,865
Adjustments:
Amortization of debt issuance costs, fair market adjustments on notes payable, and discount on senior notes	630	667	653		643		647
Depreciation of non real estate assets	195	246	216		175		204
Straight-line effects of lease revenue (2)	(5,703)	(6,429)	(4,140)		(3,127)		(7,848)
Stock-based and other non-cash compensation expense	2,041	284	1,931		1,477		1,928
Amortization of lease-related intangibles (2)	(1,559)	(1,385)	(1,152)		(1,290)		(1,238)
Acquisition costs	(6)	(4)	(955)		(5)		(12)
Non-incremental capital expenditures	(7,672)	(12,135)	(6,982)		(6,455)		(9,996)
Adjusted funds from operations applicable to common stock	$54,124	$45,641	$50,484		$49,676		$43,550

(1)
Amount has been adjusted to reflect the cumulative effect of allocating a portion of the Company’s goodwill to the carrying value of real estate sold between December 1, 2010 and September 30, 2016, as required under Accounting Standard Codification 350. See item 4.02 in the Company’s 8-K, filed May 3, 2017.

(2)	Includes amounts attributable to consolidated properties and our proportionate share of amounts attributable to unconsolidated joint ventures.
(3)	Excludes depreciation of non real estate assets.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended
	3/31/2017	12/31/2016	9/30/2016		6/30/2016		3/31/2016

Net income attributable to Piedmont	$15,104	$30,189	$(13,107)	(1)	$72,278	(1)	$10,372
Net income attributable to noncontrolling interest	(3)	(8)	(15)		4		4
Interest expense	18,057	16,566	15,496		16,413		16,385
Depreciation	30,824	32,844	31,667		31,616		31,843
Amortization	20,406	21,259	18,640		17,418		17,822
Acquisition costs	6	4	955		5		12
Impairment loss	—	—	22,951	(1)	10,950	(1)	—
Net (recoveries) / loss from casualty events and litigation settlements	58	—	(34)		—		—
Loss / (gain) on sale of properties	53	(19,652)	57		(73,835)	(1)	20
Core EBITDA	84,505	81,202	76,610		74,849		76,458
General & administrative expenses	8,602	5,741	7,437		8,351		7,777
Management fee revenue	(317)	(224)	(294)		(224)		(292)
Other (income) / expense	36	(459)	(235)		543		(307)
Straight-line effects of lease revenue	(5,703)	(6,429)	(4,140)		(3,127)		(7,848)
Amortization of lease-related intangibles	(1,559)	(1,385)	(1,152)		(1,290)		(1,238)
Property net operating income (cash basis)	85,564	78,446	78,226		79,102		74,550
Deduct net operating (income) / loss from:
Acquisitions	(4,766)	(4,732)	(2,437)		—		—
Dispositions	(110)	(209)	253		(4,006)		(5,199)
Other investments	280	(120)	(322)		52		(70)
Same store net operating income (cash basis)	$80,968	$73,385	$75,720		$75,148		$69,281

(1)
Amount has been adjusted to reflect the cumulative effect of allocating a portion of the Company’s goodwill to the carrying value of real estate sold between December 1, 2010 and September 30, 2016, as required under Accounting Standard Codification 350. See item 4.02 in the Company’s 8-K, filed May 3, 2017.

Piedmont Office Realty Trust, Inc.
Unconsolidated Joint Venture Net Operating Income Reconciliations
Pro rata and unaudited (in thousands)

	Three Months Ended
	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016

Equity in income of unconsolidated joint ventures	$11	$8	$128	$111	$115

Interest expense	—	—	—	—	—

Depreciation	64	65	63	61	61

Amortization	8	8	16	16	16

Impairment loss	—	—	—	—	—

Loss / (gain) on sale of properties	—	—	—	—	—

Core EBITDA	83	81	207	188	192

General and administrative expenses	5	15	8	34	4

Other (income) / expense	—	—	—	—	—

Property net operating income (accrual basis)	88	96	215	222	196

Straight-line effects of lease revenue	2	(1)	1	—	1

Amortization of lease-related intangibles	—	—	—	—	—

Property net operating income (cash basis)	$90	$95	$216	$222	$197

Piedmont Office Realty Trust, Inc.
Discontinued Operations
Unaudited (in thousands)

Three Months Ended
	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Revenues:
Rental income	$—	$—	$—	$—	$—
Tenant reimbursements	—	—	—	—	—
Property management fee revenue	—	—	—	—	—
Other rental income	—	—	—	—	—
	—	—	—	—	—
Expenses:
Property operating costs	—	—	—	—	—
Depreciation	—	—	—	—	—
Amortization	—	—	—	—	—
General and administrative	—	—	(1)	1	—
	—	—	(1)	1	—
Other income / (expense):
Interest expense	—	—	—	—	—
Other income / (expense)	—	—	—	—	—
Net recoveries / (loss) from casualty events and litigation settlements	—	—	—	—	—
Net income attributable to noncontrolling interest	—	—	—	—	—
	—	—	—	—	—

Operating income, excluding impairment loss and gain / (loss) on sale	—	—	1	(1)	—

Impairment loss	—	—	—	—	—
Gain / (loss) on sale of properties	—	—	—	—	—

Income from discontinued operations	$—	$—	$1	$(1)	$—

Piedmont Office Realty Trust, Inc.
Property Detail - In-Service Portfolio (1)
As of March 31, 2017
(in thousands)

Property	City	State	Percent Ownership	Year Built / Major Refurbishment	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (2)

Atlanta
Glenridge Highlands Two	Atlanta	GA	100.0%	2000	426	97.2%	96.7%	96.2%
Suwanee Gateway One	Suwanee	GA	100.0%	2008	143	50.3%	46.9%	46.9%
The Dupree	Atlanta	GA	100.0%	1997	138	100.0%	100.0%	100.0%
The Medici	Atlanta	GA	100.0%	2008	157	99.4%	98.1%	95.5%
1155 Perimeter Center West	Atlanta	GA	100.0%	2000	377	100.0%	100.0%	100.0%
Galleria 300	Atlanta	GA	100.0%	1987	432	97.0%	97.0%	94.2%
Glenridge Highlands One	Atlanta	GA	100.0%	1998	288	95.1%	95.1%	84.7%
Galleria 200	Atlanta	GA	100.0%	1984	432	87.7%	83.3%	53.0%
Metropolitan Area Subtotal / Weighted Average					2,393	93.1%	92.0%	84.5%
Boston
1200 Crown Colony Drive	Quincy	MA	100.0%	1990	235	100.0%	100.0%	100.0%
80 Central Street	Boxborough	MA	100.0%	1988	150	94.0%	94.0%	94.0%
90 Central Street	Boxborough	MA	100.0%	2001	175	100.0%	100.0%	100.0%
1414 Massachusetts Avenue	Cambridge	MA	100.0%	1873 / 1956	78	100.0%	100.0%	100.0%
One Brattle Square	Cambridge	MA	100.0%	1991	95	85.3%	85.3%	85.3%
225 Presidential Way	Woburn	MA	100.0%	2001	202	100.0%	100.0%	100.0%
235 Presidential Way	Woburn	MA	100.0%	2000	238	100.0%	100.0%	100.0%
5 & 15 Wayside Road	Burlington	MA	100.0%	1999 & 2001	272	100.0%	100.0%	100.0%
5 Wall Street	Burlington	MA	100.0%	2008	182	100.0%	100.0%	100.0%
One Wayside Road	Burlington	MA	100.0%	1997	201	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					1,828	98.7%	98.7%	98.7%
Chicago
Windy Point I	Schaumburg	IL	100.0%	1999	187	66.3%	66.3%	66.3%
Windy Point II	Schaumburg	IL	100.0%	2001	301	100.0%	100.0%	100.0%
Two Pierce Place	Itasca	IL	100.0%	1991	486	96.7%	96.7%	96.7%
2300 Cabot Drive	Lisle	IL	100.0%	1998	153	79.7%	76.5%	72.5%
500 West Monroe Street	Chicago	IL	100.0%	1991	967	94.2%	94.2%	77.5%
Metropolitan Area Subtotal / Weighted Average					2,094	92.1%	91.8%	83.8%

Property	City	State	Percent Ownership	Year Built / Major Refurbishment	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (2)
Dallas
6031 Connection Drive	Irving	TX	100.0%	1999	232	100.0%	94.4%	94.4%
6021 Connection Drive	Irving	TX	100.0%	2000	222	100.0%	100.0%	100.0%
6011 Connection Drive	Irving	TX	100.0%	1999	152	100.0%	100.0%	100.0%
Las Colinas Corporate Center I	Irving	TX	100.0%	1998	159	96.2%	96.2%	96.2%
Las Colinas Corporate Center II	Irving	TX	100.0%	1998	228	96.9%	96.9%	86.4%
6565 North MacArthur Boulevard	Irving	TX	100.0%	1998	260	93.5%	91.2%	91.2%
One Lincoln Park	Dallas	TX	100.0%	1999	262	96.9%	96.9%	90.1%
161 Corporate Center	Irving	TX	100.0%	1998	105	95.2%	95.2%	95.2%
Park Place on Turtle Creek	Dallas	TX	100.0%	1986	178	93.8%	91.6%	85.4%
750 West John Carpenter Freeway	Irving	TX	100.0%	1999	315	77.8%	77.8%	71.1%
Metropolitan Area Subtotal / Weighted Average					2,113	94.1%	93.0%	89.5%
Minneapolis
Crescent Ridge II	Minnetonka	MN	100.0%	2000	301	88.4%	82.7%	82.7%
US Bancorp Center	Minneapolis	MN	100.0%	2000	934	92.0%	88.8%	88.8%
One Meridian Crossings	Richfield	MN	100.0%	1997	195	100.0%	100.0%	100.0%
Two Meridian Crossings	Richfield	MN	100.0%	1998	189	98.9%	98.9%	98.9%
Metropolitan Area Subtotal / Weighted Average					1,619	93.1%	90.2%	90.2%
New York
200 Bridgewater Crossing	Bridgewater	NJ	100.0%	2002	309	99.0%	99.0%	86.1%
60 Broad Street	New York	NY	100.0%	1962	1,033	100.0%	100.0%	100.0%
600 Corporate Drive	Lebanon	NJ	100.0%	2005	125	100.0%	100.0%	100.0%
400 Bridgewater Crossing	Bridgewater	NJ	100.0%	2002	302	98.0%	92.7%	91.4%
Metropolitan Area Subtotal / Weighted Average					1,769	99.5%	98.6%	96.1%
Orlando
400 TownPark	Lake Mary	FL	100.0%	2008	176	100.0%	100.0%	43.8%
500 TownPark	Lake Mary	FL	100.0%	2016	134	79.1%	79.1%	—%
SunTrust Center	Orlando	FL	100.0%	1988	644	90.4%	88.4%	87.7%
CNL Center I	Orlando	FL	99.0%	1999	348	96.3%	96.3%	95.4%
CNL Center II	Orlando	FL	99.0%	2006	270	93.0%	93.0%	63.7%
Metropolitan Area Subtotal / Weighted Average					1,572	92.2%	91.4%	72.9%
Washington, D.C.
1201 Eye Street	Washington	DC	49.5% (3)	2001	269	91.4%	65.1%	65.1%
1225 Eye Street	Washington	DC	49.5% (3)	1986	225	89.8%	88.4%	88.4%
3100 Clarendon Boulevard	Arlington	VA	100.0%	1987 / 2015	261	38.7%	32.2%	30.7%
400 Virginia Avenue	Washington	DC	100.0%	1985	224	72.8%	71.4%	65.6%
4250 North Fairfax Drive	Arlington	VA	100.0%	1998	308	80.5%	51.9%	35.7%
One Independence Square	Washington	DC	100.0%	1991	334	93.7%	73.4%	32.0%
Two Independence Square	Washington	DC	100.0%	1991	606	100.0%	100.0%	100.0%
Piedmont Pointe I	Bethesda	MD	100.0%	2007	189	67.7%	67.7%	67.7%
Piedmont Pointe II	Bethesda	MD	100.0%	2008	238	57.1%	57.1%	50.4%
Arlington Gateway	Arlington	VA	100.0%	2005	326	84.4%	84.4%	77.0%
Metropolitan Area Subtotal / Weighted Average					2,980	81.1%	72.8%	64.5%

Property	City	State	Percent Ownership	Year Built / Major Refurbishment	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (2)

Other
Desert Canyon 300	Phoenix	AZ	100.0%	2001	149	69.8%	69.8%	69.8%
800 North Brand Boulevard	Glendale	CA	100.0%	1990	527	100.0%	100.0%	91.1%
Sarasota Commerce Center II	Sarasota	FL	100.0%	1999	149	91.9%	91.9%	91.9%
5601 Hiatus Road	Tamarac	FL	100.0%	2001	100	100.0%	100.0%	100.0%
2001 NW 64th Street	Ft. Lauderdale	FL	100.0%	2001	48	41.7%	41.7%	41.7%
Auburn Hills Corporate Center	Auburn Hills	MI	100.0%	2001	120	95.0%	95.0%	91.7%
1075 West Entrance Drive	Auburn Hills	MI	100.0%	2001	210	100.0%	100.0%	100.0%
1901 Market Street	Philadelphia	PA	100.0%	1987 / 2014	801	100.0%	100.0%	100.0%
2120 West End Avenue	Nashville	TN	100.0%	2000	312	100.0%	100.0%	100.0%
5301 Maryland Way	Brentwood	TN	100.0%	1989	201	100.0%	100.0%	100.0%
Enclave Place	Houston	TX	100.0%	2015	301	—%	—%	—%
1430 Enclave Parkway	Houston	TX	100.0%	1994	313	100.0%	100.0%	100.0%
Subtotal / Weighted Average					3,231	87.9%	87.9%	86.3%

Grand Total					19,599	91.5%	89.5%	84.1%

(1)
This schedule includes information for Piedmont's in-service portfolio of properties only. It excludes information for the Company's equity interest in one property owned through an unconsolidated joint venture. Information on properties excluded from this schedule can be found on page 38.

(2)
Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements (after proportional adjustments for tenants receiving only partial rental abatements).

(3)	Although Piedmont owns 49.5% of the asset, it is entitled to 100% of the cash flows under the terms of the property ownership entity's joint venture agreement.

Piedmont Office Realty Trust, Inc.
Supplemental Operating & Financial Data
Risks, Uncertainties and Limitations

Certain statements contained in this supplemental package constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” "estimate," “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this supplemental package include our estimated Core FFO and Core FFO per diluted share for calendar year 2017 and certain expected future financing requirements and expenditures.
The following are some of the factors that could cause our actual results and expectations to differ materially from those described in our forward-looking statements: economic, regulatory and / or socio-economic changes (including accounting standards) that impact the real estate market generally or that could affect the patterns of use of commercial office space; the success of our real estate strategies and investment objectives, including our ability to identify and consummate suitable acquisitions and divestitures; lease terminations or lease defaults, particularly by one of our large lead tenants; the impact of competition on our efforts to renew existing leases or re-let space on terms similar to existing leases; changes in the economies and other conditions affecting the office sector in general and the specific markets in which we operate, particularly in Washington, D.C., the New York metropolitan area, and Chicago where we have high concentrations of office properties; the illiquidity of real estate investments, including the resulting impediment on our ability to quickly respond to adverse changes in the performance of our properties; the risks and uncertainties associated with the acquisition of properties, many of which risks and uncertainties may not be known at the time of acquisition; development and construction delays and resultant increased costs and risks; our real estate development strategies may not be successful; future acts of terrorism in any of the major metropolitan areas in which we own properties or future cybersecurity attacks against us or any of our tenants; additional risks and costs associated with directly managing properties occupied by government tenants; the effect on us of adverse market and economic conditions, including any resulting impairment charges on both our long-lived assets or goodwill; availability of financing and our lending banks' ability to honor existing line of credit commitments; costs of complying with governmental laws and regulations; the effect of future offerings of debt or equity securities or changes in market interest rates on the value of our common stock; uncertainties associated with environmental and other regulatory matters; potential changes in political environment and reduction in federal and/or state funding of our governmental tenants; any change in the financial condition of any of our large lead tenants; the effect of any litigation to which we are, or may become, subject; changes in tax laws impacting REITs and real estate in general, as well as our ability to continue to qualify as a REIT under the Internal Revenue Code of 1986; the results of our preparation of amendments to our previously filed financial statements and public reports, including any audit or review of such amendments by our auditors; our confirmation of the time periods to be covered by such amendments; the implementation of any necessary changes to our internal controls and procedures in a timely and cost efficient manner; the future effectiveness of our internal controls and procedures; and other factors detailed in our most recent Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplemental report. We cannot guarantee the accuracy of any such forward-looking statements contained in this supplemental report, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.